As filed with the U.S. Securities and Exchange Commission on June 13, 2022.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO.1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-257066

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	7370	84-2678167
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8565 South Eastern Avenue, Suite 150

Las Vegas, Nevada 89123

(855) 939-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shannon Wilkinson

8565 South Eastern Avenue, Suite 150

Las Vegas, Nevada 89123

(855) 939-0100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jessica M. Lockett, Esq.

Lockett + Horwitz

A Professional Law Corporation

2 South Pointe Dr. Ste. 275, Lake Forest, California 92630

(949) 540-6540

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On June 14, 2021, Tego Cyber Inc., a Nevada corporation (the “Company”), filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-257066) (the “Registration Statement”) covering the resales by our selling shareholders (the “Selling Shareholders”) of up to 3,014,246 shares of common stock issuable upon the exercise of outstanding investor’s warrants (the “Investor Warrants”) at an exercise price of $0.25 that were previously issued to the Selling Shareholder. The Registration Statement was originally declared effective by the SEC on June 17, 2021.

This Post-Effective Amendment No. 1 is being filed in order to include information from the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2021, that was filed with the SEC on May 2, 2022 and the Company’s Form 10-Q for the quarter ended March 31, 2022 that was filed with the SEC on  May 16, 2022 and to make certain corresponding changes in the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration and filing fees were paid at the time of the original filing of the Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

DATED JUNE 13, 2022

TEGO CYBER INC.

8565 S. Eastern Avenue, Suite 150

Las Vegas, NV, 89123

(855) 939-0100

This prospectus relates to the offering and resale by the Selling Shareholders (the “Selling Shareholders”)identified herein of up to 3,014,246 shares (the "Investor Warrant Shares") of common stock issuable upon the exercise of outstanding investor's warrants (the "Investor Warrants") at an exercise price of $0.25 that were previously issued to the Selling Shareholders. Please see “Selling Shareholders.”

The common stock covered by this prospectus may be offered for resale from time to time by the Selling Stockholders identified in this prospectus in accordance with the terms described in the section entitled “Plan of Distribution.”

Upon exercise of the Investor Warrants, however, we will receive up to $0.25 per share. Any proceeds received from the exercise of such warrants will be used for general working capital and other corporate purposes.

The Selling Shareholders may sell common stock from time to time at prices established on the Over the Counter  Market Place or as negotiated in private transactions, or as otherwise described under the heading "Plan of Distribution." The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Shareholders. The Selling Shareholders may engage brokers, dealers or agents who may receive commissions or discounts from the Selling Shareholders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder.

Our common stock is quoted on the OTCQB Venture Marketplace (“OTCQB”), operated by OTC Markets Group, under the symbol "TGCB". On June 13, 2022, the last reported sale price for our common stock on the OTCQB Marketplace was $0.53 per share.

Investing in our securities involves a high degree of risk. See the section entitled "Risk Factors" beginning on page 9 in this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this Prospectus is June 13, 2022.

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You should rely only on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors". These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Special Note Regarding Forward-Looking Statements".

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PROSPECTUS SUMMARY

The following summary highlights material information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Tego Cyber,” “we,” “us,” and “our” refer and relate to Tego Cyber, Inc.

Corporate History and General Information about the Company

Tego Cyber Inc. (the “Company”) is an early-stage company which was incorporated in the State of Nevada on September 6, 2019. Our year end is June 30. We are a development stage enterprise. The Company is engaged in the business of the development and commercialization of innovative cybersecurity application that helps enterprises reduce risk, prevent cyber-attacks, and protect intellectual property and data.

Our principal office is located at 8565 South Eastern Avenue, Suite 150, Las Vegas, Nevada, 89123. Our telephone number is (855) 939-0100 and our e-mail contact is info@tegocyber.com. Our website can be viewed at www.tegocyber.com. The Company has not filed for bankruptcy, receivership or any similar proceedings nor is in the process of filing for bankruptcy, receivership or any similar proceedings.

The Company Overview

The Company was incorporated in the State of Nevada on September 6, 2019. It was created to capitalize on the emerging cyber threat intelligence market and has developed a state-of-the-art cyber threat intelligence application that enriches threat data to help enterprises identify cyber threats within their environments. Tego Guardian is a proactive intelligent cyberthreat hunting tool that gives enterprises the ability to quickly track threats throughout their networks, mapping out exposures and expediting remediation. Tego Guardian integrates with the widely used Splunk Security Information and Event Management (SIEM) platform. Tego Guardian is a Splunk approved app and available for download through Splunk’s marketplace. The Company plans on developing future versions of Tego Guardian for integration with other established SIEM systems and platforms including: Elastic, IBM QRadar, AT&T AlienVault, Exabeam, and Google Chronical.

Competition

We compete with an array of established and emerging security software and services vendors. As organizations increasingly embrace cloud platforms, IoT and other new networking technologies, they are becoming increasingly exposed to ever evolving cybercrimes. The introduction of new technologies and market entrants will continue to fuel an intense competitive environment as companies seek solutions to cybersecurity breaches. Our competitors include vulnerability management and external assessment vendors, diversified security software and services vendors, and providers of threat intelligence platforms that compete with some of the features present in our solution such as Anomali, Recorded Future and Threat Quotient. We compete based on several factors, including product functionality; scope of offerings; performance; brand, reputation, and customer satisfaction; ease of implementation, use and service; price, scalability, reliability, and security. We believe that we will compete favorably with respect to these factors and are well positioned as an emerging provider of digital risk protection, data analysis, and professional services.

Our Growth Strategy

The initial sales strategy will focus on marketing the Tego Guardian to existing Splunk users. At present Splunk has 15,000+ users in 110 countries including 89 of the Fortune 100. Tego has assembled a dedicated inside sales team who have extensive experience in cybersecurity and are  trained to market Tego Guardian to macro-organizations using the Splunk SIEM platform. Tego has also developed a channel partner initiative to foster meaningful, profitable relationships with leading cybersecurity consultants and solution providers. These channel partners will offer Tego Guardian as an upsell to their current clients already using the Splunk SIEM platform.

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Recent developments

In October 2019, Shannon Wilkinson, CEO Tego Cyber Inc, developed a business requirement documentation (BRD) for developing a prototype of the Tego threat intelligence platform. In November 2019, Tego engaged a senior software developer begin development of a prototype of the Tego threat intelligence platform. The development of the prototype was performed on a part-time basis due to fundraising by Tego Cyber Inc. until March 2020 when the prototype was completed. Once Tego was able to raise enough money to engage a full-time development team, in May 2020, Shannon Wilkinson worked with a project manager to develop a BRD for integrating the Tego threat intelligence platform to a security incident and event manage (SIEM). In June 2020, Tego contracted two full-time senior software developers and the project manager to take the prototype and finish the development of the threat intelligence platform along with completing development of the first integration plugin of the Tego threat intelligence platform to a SIEM.

On June 4, 2020, the Company entered into a Website Development or Software Development Agreement with CIS Training Center Kosovo (“Cistck”) for the development of the Threat Intelligence Platform and Splunk App Code (the “Agreement”). Pursuant to the Agreement Cistck was hired to take the prototype and finish the development of the threat intelligence platform along with completing development of the first integration plugin of the Tego threat intelligence platform to a SIEM. On June 5, 2020, the parties entered into an addendum to the Agreement setting forth the maximum compensation of Cistck at $20,000 USD payable in monthly installments until project completion or maximum fee is reached. We have verbally approved an extension of services period while Cistck further develops for us at approximately $5,000 per month, which we may cancel at any time.

On February 19, 2021, the common shares of the Company were approved for  trading on the OTCQB under the symbol “TGCB”.

On April 14, 2021, the Company announced the appointment of Chris C. White to its board of directors.

On May 12, 2021, the Company announced the completion of the development of its first version of the Tego Guardian threat intelligence application and is currently being prepared to enter beta testing.

On June 3, 2021, the Company announced the commercial launch of its Cyber Threat Intelligence (CTI) reporting service. CTI reporting provides individuals or enterprises with custom cyber threat intelligence on issues such as social media impersonation, compromised email credentials, look-a-like domains, social media trends and possible DarkWeb presence. Tego had received many requests to leverage the threat intelligence used by the Tego Guardian in a customized report and responded to this by developing a threat intelligence product aimed at providing real-time data to specific corporations and individuals. CTI reporting help individuals and organizations understand the threats that have, will, or are currently directly targeting them. Tego’s CTI reporting service is provided in real time based on emerging threats and on customized cadences defined by the client. The cost to the client will depend on the size and complexity of the client’s cyber footprint. Tego has signed one contract with an enterprise client.

On June 15, 2021, the Company announced it had commenced a beta test of the first version of the Tego Guardian application. This testing represents the final step prior to full commercialization and was being conducted with a Fortune 500 company which has global operations.

On August 17, 2021, the Company announced it has appointed renowned cybersecurity industry expert and senior industry executive, Mr. Chris White, as Chief Information Security Officer (CISO) of Tego Cyber. In this new role, Mr. White will be responsible for overseeing cyber security operations, cyber intelligence, data loss and fraud prevention, assisting with development of application, overseeing beta testing, developing additional security architecture, overseeing program rollout, governance and documentation.

On September 16, 2021 the Company announced that it has entered a Master Services Agreement (MSA) with IONnovate, LLC, a premier application development firm based in Las Vegas, Nevada, to supplement the current development team with additional resources to enhance the scalability and expedite the rollout of the Company’s threat intelligence platform. The services to be performed by IONnovate will include application programming interface (API) integration to third party SIEM applications.

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On October 12, 2021 the Company announced it has commercially launched the first version of its threat intelligence platform integration app: Tego Guardian. The first version of the Tego Guardian app integrates with the widely used Splunk SIEM platform and is now available for direct download through Splunk’s app store: splunkbase.

On November 5, 2021, the Company announced it has commenced development of a new version of its Tego Guradian threat intelligence application for integration with the Elastic Security SIEM platform.  The integration with Elastic Security represents a new market for the Tego Threat Intelligence Platform. Elastic has over 16,000 paying subscribers including thirty four percent (34%) of the Fortune 2000. Each of these users represent potential future customers.

On January 18, 2022, the Company announced that it has entered into a consulting agreement with Brent Watkins, founder of GlobalSec Partners LLC, to lead expanded business development activities for the Tego Guardian threat intelligence platform.

On April 26, 2022, Mr. Troy Wilkinson resigned as President of the Company. Mr. Wilkinson will remain serving as a member of the Board of Directors of the Company.

On April 26, 2022, the Company elected Mrs. Shannon Wilkinson to succeed Mr. Wilkinson as President. Concurrently, Mrs. Wilkinson resigned as Chief Financial Officer of the Company. Mrs. Wilkinson will remain serving as a member of the Board of Directors of the Company.

On April 26, 2022, the Company elected Dr. Earl Johnson as Chief Financial Officer of the Company, effective May 1, 2022.

On May 24, 2022, the Company announced it was expanding its executive sales team with the addition of Shamun Mahmud. Mr. Mahmud has been appointed Regional Sales Manager - Western United States. Mr. Mahmud is experienced in taking emerging technologies to market. He will be working closely with Brent Watkins in implementing the path-to-market for the Splunk integration of Tego Guardian as well as managing sales and marketing for the Western United States. The Company announced it has recently launched its channel partner program to supplement inhouse sales. Channel partners will offer Tego Guardian as an upsell to their existing clients using the Splunk SIEM platform as well as market to new clients. The channel partner program was developed in partnership with Vation Ventures to foster meaningful, profitable, and long-term relationships with reputable cybersecurity solution providers, and equip them with the resources to create a new revenue stream in the emerging cyber security threat intelligence market. Channel Partners are offered a competitive commission structure along with bonuses, joint marketing efforts, and ongoing product training. Since the launch of the channel partner program, the Company has signed three channel partner agreements and is currently in negotiations for an additional four.

 Risks and Uncertainties facing the Company

As an early-stage company with a limited operating history, the Company has experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has experience in developing technology and cybersecurity similar to that planned by the Company but limitation in marketing and distributing such services and products on a broad scale.

One of the biggest challenges facing the Company is the ability to increase its sales revenue and raise adequate capital to develop and execute project opportunities.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for future growth opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

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Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

SUMMARY OF THIS OFFERING

Securities being offered by Selling Shareholders

Up to 3,014,246 shares of Common Stock issuable upon the exercise of outstanding Investors Warrants at an exercise price of $0.25 that were previously issued to the Selling Shareholders in connection with various convertible notes. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Number of shares Outstanding before the Offering(1)	25,508,044

Number of shares Outstanding after the Offering(2)	28,522,290
Terms of the Offering	The Selling Shareholders will determine when and how they will sell the Common Stock offered in this prospectus.
Net Proceeds to the Company

We are not selling any securities under this prospectus. We may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all 3,014,246 shares of Common Stock, would result in gross proceeds of $753,561.50 to us. See “Plan of Distribution” on page 26.

Risk factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

OTCQB Symbol	Our common stock is currently quoted on the OTCQB Venture Marketplace operated by OTC Markets Group (the “OTCQB”) under the symbol “TGCB”.

(1)

The number of shares of our common stock outstanding before this offering is based on 25,508,044 shares of our common stock outstanding as of June 13, 2022, and excludes, as of that date the issuance of 3,014,246 shares of Common Stock issuable upon exercise of warrants outstanding as of June 13, 2022, having a weighted average exercise price of $0.25 per share.

(2)

This total includes the following issuance of 3,014,246 shares of Common Stock issuable upon exercise of warrants outstanding as of June 13, 2022, having a weighted average exercise price of $0.25 per share.

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SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of our historical financial data as of, and for the period ended on, the dates indicated. We have derived the statements of operations data for the nine months ended March 31, 2022 and the year ended June 30, 2021 from our audited financial statements included in this prospectus. Historical results for any prior period are not necessarily indicative of results to be expected in any future period. You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus and the "Capitalization” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus.

	Nine Months Ended, March 31, 2022 (Unaudited)	Year Ended June 30, 2021 (Audited)
STATEMENT OF OPERATIONS DATA
Revenue	$3,550	$8,100
Operating & administration expenses	$1,845,168	$674,918
Income (loss) from operations	$(1,841,618)	$(666,818)
Other income (expense)	$(66,132)	$(256,362)
Net income (loss)	$(1,907,750)	$(923,180)
Net loss per share	$(0.09)	$(0.07)
Weighted average number of shares	22,440,139	13,566,628

	As of March 31, 2022 (Unaudited)	Year Ended June 30, 2021 (Audited)
BALANCE SHEET DATA
Total current assets	$662,048	$697,927
Total assets	$984,387	$773,677
Total current liabilities	$31,275	$23,010
Total liabilities	$31,275	$45,631
Stockholders’ equity	$953,112	$728,046

RISK FACTORS

Investing in our common stock involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our common stock. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

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SUMMARY OF RISKS

•	The Company has limited revenues to date and limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.
•	We have a limited history of operations and unless we are able to successfully execute our business plan, our business and operating results will suffer, resulting in the complete failure of our business.
•	The Company has a correspondingly small financial and accounting organization.
•	Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and director
•	The Company may not be able to continue as a going concern.
•	Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.
•	To date, we have not generated sufficient revenues from operations and we may have additional capital requirements to continue our operations, but they might not be available to us on favorable terms or at all, and if unavailable our ability to run our business will be impaired.
•	The Company depends on its management team and employees to operate its business effectively.
•	If the Company is unable to develop and introduce new products and improvements, the Company may be unable to compete in the marketplace.
•	If the IT security market does not continue to adopt our security solutions, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.
•	Real or perceived defects, errors or vulnerabilities in our products or services, the misconfiguration of our products, the failure of our products or services to block malware or prevent a security breach, or the failure of customers to take action on attacks identified by our products could harm our reputation and adversely impact our business, financial position and results of operations
•	If the prices we charge for our services are unacceptable to our customers, our operating results will be harmed.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

The Company has limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.

The Company was incorporated on September 6, 2019. Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company that only recently emerged from the development-stage; We have had de minimis revenues to date. Consequently, we are subject to all the risks and uncertainties inherent in a new business and in connection with the development and sale of new products and services. As a result, we still must establish many corporate functions necessary to operate our business, including finalizing our administrative structure, continuing our product development, assessing and expanding our marketing activities, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider the Company’s prospects in light of the costs, uncertainties, delays, and difficulties frequently encountered by companies in this early stage of development. You should carefully consider the risks and uncertainties that a company, such as ours, with a limited operating history will face. In particular, you should consider that we cannot provide assurance that we will be able to:

●	successfully implement or execute our current business plan;
●	maintain our management team;
●	raise sufficient funds in the capital markets to effectuate our business plan;
●	attract, enter into or maintain contracts with, and retain customers; and/or
●	compete effectively in the extremely competitive environment in which we operate.

If we cannot successfully accomplish any of the foregoing objectives, our business may not succeed.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. The requirements of  being a public company subject to the Securities Act of 1933 and Securities Exchange Act of 1934, which we intend to register under, and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

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The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has only recently emerged from its status as a development-stage company, and it has limited operations to date. The Company will need to continue to generate revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and operate its product sales and marketing business. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

The Company may not be able to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders or through the sale of its securities or through development of its operations. Due to these and other factors, there is substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need substantial capital over the next 12 months to continue as a going concern to expand its operations in accordance with its current business plan.

No assurance of market acceptance.

Even if the Company successfully markets, sells and distributes technology products and services, there can be no assurance that the market reception will be positive for the Company or its ventures.

The widespread adoption and use of the Company’s cybersecurity products will represent fundamental change in the cybersecurity industry. As with any new technology, there is a substantial risk that potential customers may not accept the potential benefits of the Company’s products. Market acceptance of Company’s products will depend, in large part, upon the ability of Company to demonstrate the performance advantages and cost-effectiveness of its products over competing products. There can be no assurance that Company will be able to market its technology successfully on a widespread basis or that any of Company’s current or future products or services will be accepted in the marketplace. Furthermore, Company intends to develop products and systems and sell them at a price assumed by Company sufficient to generate a profit. Even if Company’s products and services are accepted in the industry, the market for its products may not be able to support Company’s pricing structure.

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We incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we incur significant additional legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission, or SEC, and the exchange on which we list our shares of common stock for trading. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage previously available. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers. Currently we do not have a system of checks and balances in place covering our financial operations and investors will bear the economic risk associated with the lack such oversight.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

To date, we have not generated sufficient revenues from operations and we may have additional capital requirements to continue our operations, but they might not be available to us on favorable terms or at all, and if unavailable our ability to run our business will be impaired.

As of the date of this Prospectus, we have limited working capital and the Company has relied primarily on equity and debt financing to carry on its business. As a result, it is impossible to expand our operations and we are totally dependent upon future financings to sustain and grow our business. Although this Offering contemplates that we may receive up to $753,561.50 from the exercise of warrants by selling shareholders, there is no assurance that they will exercise. If we were to receive no further funds and investor warrants are not exercised, we may not have sufficient capital to fully implement our business strategy and would have to stagger our development. If we are unable to generate sufficient revenues to cover operating expenses or raise additional funds, we are unlikely establish or maintain our business operations. We currently have no other plans or arrangements to raise capital for our business.

The proposed operations of the Company are speculative; there are no assurances that we will receive any revenue.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date and the proposed operations of the Company remain speculative. Technology development generally may continue for years before any revenue is realized or generated, if at all.

The Company’s success is dependent on current management, who may be unable to devote sufficient time to the development of the Company’s business plan, which could cause the business to fail.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. The Company is heavily dependent on the management experience of our officers, directors and advisors. Currently there are no employment contracts by and between any officer/director/employee of the Company. If the Company lost any of its officers or directors, it would negatively impact and delay operations and there is no assurance that suitable replacements could be found. Additionally, all our officers and directors are employed outside of the Company and some will only be able to devote a limited amount of time to the development of the Company’s business plan. If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to the Company and we would be unable to develop our business plan, resulting in the failure of our business.

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The Company depends on its management team and employees to operate its business effectively.

In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business; our CEO is currently working full time for the Company while our President devotes 8-10 hours a week. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop, commercialize and further its business and products.

The Company’s business also depends on its ability to attract and retain talented product marketing and sales professionals. Any loss of key members of the team and the customer relationship associated with the member can impact the business significantly.

Costs associated with our business, including production and input costs are not fixed and might increase, creating uncertainty about our ability to meet our plan of operations.

We have not established long-term contracts with our consultants or other third-party suppliers we intend to rely on. The lack of long-term contracts could result in an increase in what we pay these individuals for their services. An increase in the production costs will reduce our margins and might make our projects uneconomical, leading to the failure of our business.

We are in the development stage and have conducted no market research on the viability of our products or services. There is no guarantee that we will be able to sell enough of our products or services to generate a profit, and failure to become profitable will result in the failure of our business.

The market for our products and services is limited in scope and there is no assurance that our products or services will generate market acceptance and result in revenue. We have developed the products and services with no market research and there is no assurance that we will be able to respond to the rapidly evolving markets in the entertainment industry. The inability to sell our products or services will result in the failure of our business.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

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The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things: be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting; be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer; be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

If the Company is unable to develop and introduce new products and improvements, the Company may be unable to compete in the marketplace.

The market for the Company’s cybersecurity products and services is characterized by evolving industry requirements. Accordingly, the Company’s future performance depends on a number of factors, including its ability to identify emerging technological trends in its target markets, to develop and maintain competitive products, to enhance its products by adding innovative features that differentiate the Company’s products from those of its competitors, and to manufacture and bring products to market quickly at cost-effective prices. There can be no assurance, however, that the Company will successfully complete the development of any products, that such products will achieve market acceptance that such products will receive regulatory approvals where required, that any required regulatory approvals will be received in a timely manner, or that such products can be produced at competitive prices, or at all. In the event that its products are not timely developed, do not gain market acceptance or cannot be manufactured at competitive prices, the Company’s business could be materially adversely affected

War, terrorism, other acts of violence or natural or manmade disasters such as a global pandemic may affect the markets in which the Company operates, the Company’s customers, the Company’s delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

The Company’s business may be adversely affected by instability, disruption or destruction in a geographic region in which it operates, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, food, fire, earthquake, storm or pandemic events and spread of disease (including the recent outbreak of the coronavirus commonly referred to as “COVID- 19”).

Such events may cause customers to suspend their decisions on using the Company’s products and services and give rise to sudden significant changes in regional and global economic conditions and cycles that could interfere with purchases of goods or services. These events also pose significant risks to the Company’s personnel and operations, which could materially adversely affect the Company’s financial results.

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Any significant disruption to communications and travel, including travel restrictions and other potential protective quarantine measures against COVID-19 by governmental agencies, could make it difficult for the Company to deliver goods services to its customers. War, riots, or other disasters may increase the need for our products and demand may make it difficult for use to provide products to customers. Further, travel restrictions and protective measures against COVID-19 could cause the Company to incur additional unexpected labor costs and expenses or could restrain the Company’s ability to retain the highly skilled personnel the Company needs for its operations. The extent to which COVID-19 impacts the Company’s business, sales and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

We believe COVID-19 has not negatively affected our corporate operations but could at any time and without notice in the foreseeable future. As a result of COVID-19, at any time we may be subject to increased costs, supply interruptions, and difficulties in obtaining raw materials and components. COVID-19 has resulted in restrictions, postponements and cancelations and the impact, extent and duration of the government imposed restrictions on travel and public gatherings, including most recent talks of vaccine mandates for travel, as well as the overall effect of the COVID-19 virus is currently unknown.

Risks Relating to the Cyber Security Industry

If the IT security market does not continue to adopt our security solutions, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

Our future success depends on market adoption of our approach to IT security, which combines our technology, threat intelligence and security expertise in solutions that detect and prevent threats, measure security effectiveness, investigate and respond to breaches and enable customers to adapt to changes in the threat environment. We are seeking to disrupt the IT security market with our security solutions. Our solutions interoperate with, but do not replace, other IT security products. Enterprises that use other security products, including signature-based and advanced products, for their IT security may be hesitant to purchase our security solutions if they believe their existing products provide a level of IT security that is sufficient to meet their needs. Currently, many enterprises have not allocated a fixed portion of their budgets to separate standalone threat intelligence or solutions that evaluate security effectiveness. As a result, to expand our customer base, we need to convince potential customers to allocate a portion of their discretionary budgets to purchase our technology, threat intelligence and expertise. However, even if we are successful in doing so, any future deterioration in general economic conditions may cause our customers to cut their overall IT spending, and such cuts may fall disproportionately on solutions like ours. If we do not succeed in convincing customers that our solutions should be an integral part of their overall approach to IT security and that a fixed portion of their annual IT budgets should be allocated to our solutions, our sales will not grow as quickly as anticipated, or at all, which would have an adverse impact on our business, results of operations and financial condition

Even if there is significant demand for security solutions like ours, if our competitors include functionality that is, or is perceived to be, better than or equivalent to that of our solutions, we may have difficulty increasing the market penetration of our solutions. Furthermore, even if the functionality offered by other IT security providers is different and more limited than the functionality of our solutions, organizations may elect to accept such limited functionality in lieu of adding solutions and services from additional vendors like us, especially if competitor offerings are free or available at a lower cost.

In addition, if one or more enterprises share, on a free or nearly free basis, threat intelligence with other organizations, then those agencies or organizations might have less demand for additional threat intelligence and may purchase less of our standalone threat intelligence offerings.

If enterprises do not adopt our security solutions for any of the reasons discussed above or for other reasons not contemplated, our sales would not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

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We face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition and results of operations.

The market for security products and services is intensely competitive and characterized by rapid changes in technology, customer requirements, industry standards, threat vectors and frequent new product introductions and improvements. We anticipate continued challenges from current competitors, which in many cases are more established and enjoy greater resources than us, as well as by new entrants into the industry. If we are unable to anticipate or effectively react to these competitive challenges, our competitive position could weaken, and we could experience a decline in our growth rate or revenue that could adversely affect our business and results of operations.

Our competitors and potential competitors include threat intelligence vendors of substantial size such as Recorded Future or ThreatQuotient that may emulate or integrate security features similar to ours into their own products; independent security vendors that offer products or features that claim to perform similar functions to our platform; small and large companies, including new market entrants, that offer niche security solutions that compete with some of the features present in our solutions; and other providers of incident response and compromise assessment services. Other IT providers offer, and may continue to introduce, security features that compete with our platform, either in stand-alone security products or as additional features in their network infrastructure products. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

●	greater name recognition, longer operating histories and larger customer bases;
●	larger sales and marketing budgets and resources;
●	broader distribution and established relationships with channel and distribution partners and customers;
●	greater customer support resources;
●	greater resources to make acquisitions or enter into strategic partnerships;
●	lower labor and research and development costs;
●	larger and more mature intellectual property portfolios; and
●	substantially greater financial, technical, and other resources.

In addition, some of our competitors have substantially broader product offerings and may be able to leverage their relationships with distribution partners and customers based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, subscriptions and services, including by selling at zero or negative margins, product bundling or offering closed technology platforms. Potential customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. As a result, even if the features of our platform are superior, customers may not purchase our products. In addition, new innovative start-up companies, and larger companies that are making significant investments in research and development, may invent similar or superior products and technologies that compete with our platform. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. Further, as our customers refresh the security products bought in prior years, they may seek to consolidate vendors, which may result in current customers choosing to purchase products from our competitors on an ongoing basis.

Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may accelerate the adoption of new technologies that better address end-customer needs, devote greater resources to bring these products and services to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we do. These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, and loss of market share.

If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition and results of operations could be adversely affected.

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Real or perceived defects, errors or vulnerabilities in our products or services, the misconfiguration of our products, the failure of our products or services to block malware or prevent a security breach, or the failure of customers to take action on attacks identified by our products could harm our reputation and adversely impact our business, financial position and results of operations.

Because our products and services are complex, they have contained and may contain design or manufacturing defects or errors that are not detected until after their deployment. Our products also provide our customers with the ability to customize a multitude of settings, and it is possible that a customer could misconfigure our products or otherwise fail to configure our products in an optimal manner. Such defects and misconfigurations of our products could cause our products or services to be vulnerable to security attacks, cause them to fail to secure networks and detect threats, or temporarily interrupt the networking traffic of our customers. In addition, because the techniques used by cyber-criminals to access or sabotage networks change frequently and generally are not recognized until launched against a target, there is a risk that an advanced attack could emerge that our products and services are unable to detect or prevent. Moreover, as our products and services are adopted by an increasing number of enterprises, it is possible that the individuals and organizations behind advanced malware attacks will focus on finding ways to defeat our products and services. If this happens, our networks, products, services and subscriptions could be targeted by attacks specifically designed to disrupt our business and undermine the perception that our products and services are capable of providing superior IT security, which, in turn, could have a serious impact on our reputation as a provider of security solutions. In addition, defects or errors in our subscription updates or our products could result in a failure of our subscriptions to effectively update customers' hardware and cloud-based products. Our data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing installed customer base, any of which could temporarily or permanently expose our customers’ networks, leaving their networks unprotected against the latest security threats. Moreover, our products must interoperate with our customers’ existing infrastructure, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors, and contain multiple generations of products that have been added over time. As a result, unanticipated failures could occur if a customer deploys our products in an untested configuration. Similarly, if we inadvertently update our products with an erroneous configuration or untested detection content, invalid detections or product downtime could occur. Any of these situations could result in negative publicity to us, damage to our reputation, declining sales, increased expenses and customer relations issues, and therefore adversely impact our business, financial position and results of operations.

If any of our customers becomes infected with malware after using our products or services, such customer could be disappointed with our products and services, regardless of whether our products or services blocked the theft of any of such customer’s data or would have blocked such theft if configured properly. Similarly, if our products detect attacks against a customer but the customer does not take action against the attack, the public may erroneously believe that our products were not effective. Furthermore, if any enterprises that are publicly known to use our products or services are the subject of an advanced cyber attack that becomes publicized, our other current or potential customers may look to our competitors for alternatives to our products and services. Real or perceived security breaches of our customers’ networks could cause disruption or damage to their networks or other negative consequences and could result in negative publicity to us, damage to our reputation, declining sales, increased expenses and customer relations issues.

Furthermore, our products and services may fail to detect malware, ransomware, viruses, worms or similar threats for any number of reasons, including our failure to enhance and expand our products and services to reflect industry trends, new technologies and new operating environments, the complexity of the environment of our clients and the sophistication of malware, viruses and other threats. In addition, from time to time, firms test our products against other security products. Our products may fail to detect or prevent threats in any particular test for a number of reasons, including misconfiguration. To the extent potential customers, industry analysts or testing firms believe that the occurrence of a failure to detect any particular threat is a flaw or indicates that our products or services do not provide significant value, our reputation and business could be harmed. Failure to keep pace with technological changes in the IT security industry and changes in the threat landscape could adversely affect our ability to protect against security breaches and could cause us to lose customers. In addition, in the event that a customer suffers a cyber attack, we could be subject to claims based on a misunderstanding of the scope of our contractual warranties or the protection afforded by the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002 (the "SAFETY Act").

In addition, we cannot assure you that any limitation of liability provisions in our customer agreements, contracts with third-party vendors and service providers or other contracts would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim relating to a security breach or other security-related matter. While our insurance policies include liability coverage for certain of these matters, if we experienced a widespread security breach or other incident that impacted a significant number of our customers to whom we owe indemnity obligations, we could be subject to indemnity claims or other damages that exceed our insurance coverage. We also cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any future claim will not be excluded or otherwise be denied coverage by any insurer. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results and reputation.

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Any real or perceived defects, errors or vulnerabilities in our products and services, or any other failure of our products and services to detect an advanced threat, could result in:

●	a loss of existing or potential customers or channel partners;
●	delayed or lost revenue and harm to our financial condition and results of operations;
●	a delay in attaining, or the failure to attain, market acceptance;
●

the expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work around errors or defects, to address and eliminate vulnerabilities, or to identify and ramp up production with alternative third-party manufacturers;

●	an increase in warranty and other claims, or an increase in the cost of servicing warranty and other claims, either of which would adversely affect our gross margins;
●	harm to our reputation or brand; and
●	claims and litigation, regulatory inquiries, or investigations, enforcement actions, and other claims and liabilities, all of which may be costly and burdensome and further harm our reputation.

A network or data security incident against us, whether actual, alleged or perceived, may harm our reputation, create liability and adversely impact our financial results.

Increasingly, companies are subject to a wide variety of attacks on their networks on an ongoing basis. In addition to traditional cyber-criminals, malicious code (such as viruses and worms), phishing attempts, employee theft or misuse, and denial of service attacks, sophisticated nation-state and nation-state supported actors engage in intrusions and attacks (including advanced persistent threat intrusions) and add to the risks to our internal networks, cloud deployed enterprise and customer facing environments and the information they store and process. We and/or our third-party service providers may face security threats and attacks from a variety of sources. Our data, corporate systems, third-party systems and security measures may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, including social engineering and employee and contractor error or malfeasance, and, as a result, an unauthorized party may obtain access to our systems, networks, or data. We may face difficulties or delays in identifying or otherwise responding to any attacks or actual or potential breaches of security. Furthermore, as a provider of security solutions, we may be a more attractive target for such attacks. A breach in our data security or an attack against our service availability, or that of our third-party service providers, could impact our networks or networks secured by our products and subscriptions, creating system disruptions or slowdowns and exploiting security vulnerabilities of our products, and the information stored on our networks or those of our third-party service providers could be accessed, publicly disclosed, altered, lost, or stolen, which could result in a loss of intellectual property or loss of data and subject us to liability and cause us financial harm.

Any actual, alleged or perceived breach of network security in our systems or networks, or any other actual, alleged or perceived data security incident we or our third-party service providers suffer, could result in damage to our reputation, negative publicity, loss of channel partners, customers and sales, loss of competitive advantages over our competitors, increased costs to remedy any problems and otherwise respond to any incident, regulatory investigations and enforcement actions, costly litigation, and other liability. In addition, we may incur significant costs and operational consequences of investigating, remediating, eliminating and putting in place additional tools and devices designed to prevent actual or perceived security breaches and other security incidents, as well as the costs to comply with any notification obligations resulting from any security incidents. Any of these negative outcomes could adversely impact the market perception of our products and subscriptions and end-customer and investor confidence in our company and could seriously harm our business or operating results.

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If we are unable to retain our customers, renew and expand our relationships with them, and add new customers, we may not be able to sustain revenue growth and we may not achieve or maintain profitability in the future.

We are a relatively new company with limited operating history. Although we anticipate rapid growth based on our industry experience, we may not experience growth due to a myriad of factors and any success that we may experience will depend, in large part, on our ability to, among other things:

●	maintain, renew and expand our existing customer base;
●	win new customers to our solutions;
●	increase revenues from existing customers through increased use of our products, subscriptions and services within their organizations;
●	improve the capabilities of our products and subscriptions through research and development;
●	continue to develop our cloud-based solutions;
●	maintain the rate at which customers purchase our subscriptions and support;
●	continue to successfully expand our business domestically and internationally; and
●	successfully compete with other companies.

If we are unable to maintain consistent or increasing revenue growth or if our revenues decline, it may be difficult to achieve and maintain profitability and our business and financial results could be adversely affected.

If we are unable to sell additional products, subscriptions and services, as well as renewals of our subscriptions and services, to our customers, our future revenue and operating results will be harmed.

As existing customers that purchase our platform have no contractual obligation to renew their subscriptions and support and maintenance services after the initial contract period, and given our limited operating history, we may not be able to accurately predict our retention rates. Our customers’ retention rates may decline or fluctuate as a result of a number of factors, including the level of their satisfaction with our platform, our customer support, customer budgets and the pricing of our platform compared with the products and services offered by our competitors. If our customers renew their subscriptions, they may renew for shorter contract lengths or on other terms that are less economically beneficial to us. We cannot assure you that our customers will renew their subscriptions, and if our customers do not renew their subscriptions or renew them on less favorable terms, our revenue may grow more slowly than expected, not grow at all, or even decline.

We also depend on our installed customer base for future support and maintenance revenue. We offer our support and maintenance agreements for terms that generally range between one and three years. If customers choose not to renew their support and maintenance agreements or seek to renegotiate the terms of their support and maintenance agreements prior to renewing such agreements, our revenue may grow more slowly than expected, not grow at all, or even decline.

 Fluctuating economic conditions make it difficult to predict revenue for a particular period, and a shortfall in revenue may harm our business and operating results.

Our revenue depends significantly on general economic conditions and the demand for products in the IT security market. Economic weakness, customer financial difficulties, and constrained spending on IT security may result in decreased revenue and earnings. Such factors could make it difficult to accurately forecast our sales and operating results and could negatively affect our ability to provide accurate forecasts to our contract manufacturers and manage our inventory purchases, contract manufacturer relationships and other costs and expenses. General economic weakness may lead to longer collection cycles for payments due from our customers, an increase in customer bad debt, restructuring initiatives and associated expenses, and impairment of investments. Furthermore, the continued uncertainty in worldwide credit markets may adversely impact the ability of our customers to adequately fund their expected capital expenditures, which could lead to delays or cancellations of planned purchases of our platform.

Uncertainty about future economic conditions also makes it difficult to forecast operating results and to make decisions about future investments. Future or continued economic weakness for us or our customers, failure of our customers and markets to recover from such weakness, customer financial difficulties, and reductions in spending on IT security could have a material adverse effect on demand for our platform and consequently on our business, financial condition and results of operations.

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If the general level of advanced cyber attacks declines, or is perceived by our current or potential customers to have declined, our business could be harmed.

Our business is substantially dependent on enterprises recognizing that advanced cyber attacks are pervasive and are not effectively prevented by legacy security solutions. High visibility attacks on prominent enterprises have increased market awareness of the problem of advanced cyber attacks and help to provide an impetus for enterprises to devote resources to protecting against advanced cyber attacks, such as testing our platform, purchasing it, and broadly deploying it within their organizations. If advanced cyber attacks were to decline, or enterprises perceived that the general level of advanced cyber attacks have declined, our ability to attract new customers and expand our offerings within existing customers could be materially and adversely affected. A change in the threat landscape may reduce the demand from customers or prospects for our solutions, and therefore could increase our sales cycles and harm our business, results of operations and financial condition.

If organizations do not adopt cloud-based SaaS-delivered security solutions, our ability to grow our business and results of operations may be adversely affected.

We believe our future success will depend in large part on the growth, if any, in the market for cloud-based SaaS-delivered security solutions. The use of SaaS solutions to manage and automate security and IT operations is at an early stage and rapidly evolving. As such, it is difficult to predict its potential growth, if any, customer adoption and retention rates, customer demand for our solutions, or the success of existing competitive products. Any expansion in our market depends on a number of factors, including the cost, performance, and perceived value associated with our solutions and those of our competitors. If our solutions do not achieve widespread adoption or there is a reduction in demand for our solutions due to a lack of customer acceptance, technological challenges, competing products, privacy concerns, decreases in corporate spending, weakening economic conditions or otherwise, it could result in early terminations, reduced customer retention rates, or decreased revenue, any of which would adversely affect our business, results of operations, and financial results. We do not know whether the trend in adoption of cloud-based SaaS-delivered security solutions we have experienced in the past will continue in the future. Furthermore, if we or other SaaS security providers experience security incidents, loss or disclosure of customer data, disruptions in delivery, or other problems, the market for SaaS solutions as a whole, including our security solutions, may be negatively affected. You should consider our business and prospects in light of the risks and difficulties we encounter in this new and evolving market.

If we do not accurately anticipate and respond promptly to changes in our customers’ technologies, business plans or security needs, our competitive position and prospects could be harmed.

The IT security market has grown quickly and is expected to continue to evolve rapidly. Moreover, many of our customers operate in markets characterized by rapidly changing technologies and business plans, which require them to add numerous network access points and adapt to increasingly complex IT networks, incorporating a variety of hardware, software applications, operating systems and networking protocols. As their technologies and business plans grow more complex, we expect these customers to face new and increasingly sophisticated methods of attack. We face significant challenges in ensuring that our platform effectively identifies and responds to these advanced and evolving attacks without disrupting our customers’ network performance. As a result of the continued rapid innovations in the technology industry, including the rapid growth of smart phones, tablets and other devices, the trend of “bring your own device” in enterprises, an increasingly remote workforce, and the rapidly evolving Internet of Things ("IOT"), we expect the networks of our customers to continue to change rapidly and become more complex.

We have identified a number of new products and enhancements to that we believe are important to our success in the IT security market, including our threat intelligence platform and continued integration to existing cybersecurity SIEM solutions. There can be no assurance that we will be successful in developing and marketing, on a timely basis, such new products or enhancements or that our new products or enhancements will adequately address the changing needs of the marketplace. We may experience unanticipated delays in the availability of new products and enhancements to our platform and fail to meet customer expectations with respect to the timing of such availability. If we do not quickly respond to the rapidly changing and rigorous needs of our customers by developing, releasing and making available on a timely basis new products and enhancements to our platform, such as our threat intelligence platform and enhancements to our SIEM integration solutions, that can adequately respond to advanced threats and our customers’ needs, our competitive position and business prospects will be harmed. Furthermore, from time to time, we or our competitors may announce new products with capabilities or technologies that could have the potential to replace or shorten the life cycles of our existing products. There can be no assurance that announcements of new products will not cause customers to defer purchasing our existing products.

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Additionally, the process of developing new technology is expensive, complex and uncertain. The success of new products and enhancements depends on several factors, including appropriate component costs, timely completion and introduction, differentiation of new products and enhancements from those of our competitors, and market acceptance. To maintain our competitive position, we must continue to commit significant resources to developing new products or enhancements to our platform before knowing whether these investments will be cost-effective or achieve the intended results. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products or enhancements to market in a timely manner, or achieve market acceptance of our platform, or that products and technologies developed by others will not render our platform obsolete or noncompetitive. If we expend significant resources on researching and developing products or enhancements to our platform and such products or enhancements are not successful, our business, financial position and results of operations may be adversely affected.

Our current research and development efforts may not produce successful products or enhancements to our platform that result in significant revenue, cost savings or other benefits in the near future, if at all.

We must continue to dedicate significant financial and other resources to our research and development efforts if we are to maintain our competitive position. However, developing products and enhancements to our platform is expensive and time consuming, and there is no assurance that such activities will result in significant new marketable products or enhancements to our platform, design improvements, cost savings, revenue or other expected benefits. If we spend significant resources on research and development and are unable to generate an adequate return on our investment, our business and results of operations may be materially and adversely affected.

If we are unable to increase sales to large organizations while mitigating the risks associated with serving such customers, our business, financial position and results of operations may suffer.

Our growth strategy is dependent, in part, upon increasing sales of our solutions to large enterprises. Sales to large customers involve risks that may not be present (or that are present to a lesser extent) with sales to smaller entities. These risks include:

●	increased purchasing power and leverage held by large customers in negotiating contractual arrangements with us;
●

more stringent or costly requirements imposed upon us in our support service contracts with such customers, including stricter support response times and penalties for any failure to meet support requirements;

●	more complicated implementation processes;
●

longer sales cycles and the associated risk that substantial time and resources may be spent on a potential customer that ultimately elects not to purchase our platform or purchases less than we hoped;

●	closer relationships with, and dependence upon, large technology companies who offer competitive products; and
●	more pressure for discounts and write-offs.

In addition, because security breaches with respect to larger, high-profile enterprises are likely to be heavily publicized, there is increased reputational risk associated with serving such customers. If we are unable to increase sales of our offerings to large enterprise customers while mitigating the risks associated with serving such customers, our business, financial position and results of operations may suffer.

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If the prices we charge for our services are unacceptable to our customers, our operating results will be harmed.

As the market for our services matures, or as new or existing competitors introduce new products or services that compete with ours, we may experience pricing pressure and be unable to renew our agreements with existing customers or attract new customers at prices that are consistent with our pricing model and operating budget. If this were to occur, it is possible that we would have to change our pricing model or reduce our prices, which could harm our revenue, gross margin and operating results.

Seasonality may cause fluctuations in our revenue.

We believe there are significant seasonal factors that may cause us to record higher revenue in some quarters compared with others. We believe this variability is largely due to (i) our customers’ budgetary and spending patterns, as many customers spend the unused portions of their discretionary budgets prior to the end of their fiscal years, and (ii) our sales compensation plans, which are typically structured around annual quotas and commission rates.

Claims by others that we infringe their proprietary technology or other rights could harm our business.

Technology companies frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As we face increasing competition and gain an increasingly higher profile, the possibility of intellectual property rights claims against us grows. From time to time, third parties may assert, and we expect that third parties will assert, claims of infringement of intellectual property rights against us. Third parties may in the future also assert claims against our customers or channel partners, whom our standard license and other agreements obligate us to indemnify against claims that our products infringe the intellectual property rights of third parties. While we intend to increase the size of our patent portfolio, many of our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. In addition, future litigation may involve patent holding companies or other patent owners who have no relevant product offerings or revenue and against whom our own patents may therefore provide little or no deterrence or protection. Any claim of intellectual property infringement by a third party, even a claim without merit, could cause us to incur substantial costs defending against such claim, could distract our management from our business and could require us to cease use of such intellectual property.

Although third parties may offer a license to their technology or other intellectual property, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. We may also be subject to additional fees or be required to obtain new licenses if any of our licensors allege that we have not properly paid for such licenses or that we have improperly used the technologies under such licenses. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its technology or other intellectual property on reasonable terms, or at all, we could be enjoined from continued use of such intellectual property. As a result, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we could be unable to continue to offer our affected products, subscriptions or services), effort, and expense and may ultimately not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products, providing certain subscriptions or performing certain services or that requires us to pay substantial damages, royalties or other fees. Any of these events could harm our business, financial condition and results of operations.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

●	competition;
●	additions or departures of key personnel;
●	the Company’s ability to execute its business plan;
●	operating results that fall below expectations;

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●	loss of any strategic relationship;
●	industry developments;
●	economic and other external factors; and
●	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

Our officers, directors and 5% stockholders may exert significant influence over our affairs, including the outcome of matters requiring stockholder approval.

As of the date of this prospectus, our officers, directors, and 5% stockholders collectively have an approximately 32% beneficial ownership of our company. As a result, when acting together, such individuals will have a controlling influence over the election of our directors and in determining the outcome of any corporate action, including corporate actions requiring stockholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and influence could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders with interests different from those individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our company. Therefore, you should not invest in reliance on your ability to have any control over our company.

There can be no assurance we will have market makers in our stock.

If the number of market makers in our stock should decline, the liquidity of our common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market.

If securities or industry analysts do not publish or cease publishing research or reports about us, or publish inaccurate or unfavorable reports about, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock, to some extent, will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company, and which may dilute our share value.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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An active trading market for our common stock may never develop or be sustained.

We cannot assure you that an active trading market for our Common Stock will develop in the future or, if developed, that any market will be sustained. Accordingly, you may be required to hold your Shares indefinitely or to sell them at a price that does not meet your expectations, if at all.

There is no Assurance of Continued Public Trading Market, and Being a Low-Priced Security May Affect the Market Value of Our Stock

To date, there has been only a limited public market for our common stock. Our common stock is currently quoted on the OTCQB Venture Market operated by OTC Markets Group. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our stock. Our stock is subject to the low-priced security or so called “penny stock” rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the SEC, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions). For example, brokers/dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

•	the bid and offer price quotes in and for the “penny stock,” and the number of shares to which the quoted prices apply,
•	the brokerage firm’s compensation for the trade, and,
•	the compensation received by the brokerage firm’s sales person for the trade.

In addition, the brokerage firm must send the investor:

•	a monthly account statement that gives an estimate of the value of each “penny stock” in the investor’s account, and,
•	a written statement of the investor’s financial situation and investment goals.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker/dealer, the broker/dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker/dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of our common stock.

Resale restrictions on transferring “penny stocks” are sometimes imposed by some states, which may make transaction in our stock more difficult and may reduce the value of the investment. Various state securities laws pose restrictions on transferring “penny stocks” and as a result, investors in our common stock may have the ability to sell their shares of our common stock impaired.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

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Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

Nevada Law and Our Charter May Inhibit a Takeover of Our Company That Stockholders May Consider Favorable

Provisions of Nevada law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

USE OF PROCEEDS

We are not selling any securities under this prospectus. Upon exercise of the Investor Warrants, we will receive up to $0.25 per share. The Warrants may expire without having been exercised. Even if some or all of these Investor Warrants are exercised, we cannot predict when they will be exercised and when we would receive the proceeds. Any proceeds received from the exercise of such warrants will be used for general working capital and other corporate purposes. See “Selling Security Holders” and “Plan of Distribution.”

PRICE RANGE OF OUR COMMON STOCK

Our common stock is currently quoted on the OTCQB under the symbol "TGCB". The following table sets forth the range of the high and low sale prices of the common stock for the periods indicated. The quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions. Consequently, the information provided below may not be indicative of our common stock price under different conditions.

Trades in our common stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors.  For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

Period Ended	High	Low
Year Ending June 30, 2022
Through June 13, 2022	$0.80	$0.53
March 31, 2022	$0.94	$0.5301
December 31, 2021	$0.90	$0.52
September 30, 2021	$0.97	$0.51

Year Ending June 30, 2021
June 30, 2021	$1.25	$0.30

DIVIDEND POLICY

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are registering under this prospectus up to 3,014,246 shares (the "Investor Warrant Shares") of common stock issuable upon the exercise of outstanding investor's warrants (the "Investor Warrants") which have an exercise price of $0.25 that were previously issued to the Selling Shareholders .

 Each Selling Security Holder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Security Holder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders(or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We are unable to predict with certainty the effect that sales of the shares of Common Stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our Common Stock.

SELLING SHAREHOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this Prospectus. The owners of the shares to be sold by means of this Prospectus are referred to as the "Selling Shareholders”.

3,014,026 shares of the Company’s Common Stock underlying Warrants to Purchase Common Stock are being offered for resale in this registration statement. The Warrants were sold in a private offering between December 28, 2020 and May 31, 2021. Each Warrant has a term of two years and has an exercise price of $0.25 per share.

The Selling Security Holders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holders in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Shareholders, the number of shares of Common Stock beneficially owned by each of the Selling Shareholders as of June 13, 2022 and the number of shares of Common Stock being offered by the Selling Shareholders. The Selling Shareholders may offer all or part of the shares for resale from time to time, however, the Selling Shareholders are under no obligation to sell all or any portion of such shares nor are the Selling Shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders. The “Amount of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

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Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering	Shares to be Offered (Underlying Exercise of Warrant)(1)	Shares Beneficially Owned After the Offering (1)	Percentage Beneficially Owned After the Offering (2)
FirstFire Global Opportunities Fund, LLC	110,000	1,100,000	1,210,000	4.24%
GS Capital Partners, LLC	Nil	1,100,000	1,100,000	3.85%
Analytico Services Conseils Inc.	Nil	506,838	506,838	1.78%
Reynald Thauvette	Nil	307,408	307,408	1.08%
Total	110,000	3,014,246	3,124,246	10.95%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.

(2) We have assumed that the selling warrant holders will exercise all of the warrants in this offering for an aggregate outstanding amount of 28,522,290 shares.

(3) The shares of common stock to be offered are issuable upon the exercise of purchase warrants issued to the Selling Shareholder in connection with four Securities Purchase Agreements, as follows:

(i) December 28, 2020 comprised 1,100,000 shares of common stock issuable upon the exercise of Warrants. Eli Fireman, Managing Partner of First Fire Global Opportunities Fund, LLC exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by First Fire Global Opportunities Fund, LLC.

(ii) March 25, 2021 comprised of 1,100,000 shares of common stock issuable upon the exercise of Warrants. Gabe Sayegh, manager of GC Capital Partners, LLC exercises voting and dispositive power with respect the shares of our common stock that are beneficially owned by GS Captial Partners, LLC.

(iii) April 15, 2021 comprised of 506,838 shares of common stock issuable upon the exercise of Warrants. Stephane Thauvette, principle and director of Analytico Services Conseils Inc. exercises voting and dispositive power with respect the shares of our common stock that are beneficially owned by Analytico Services Conseils Inc.

(iv) April 28, 2021 comprised of 307,408 shares of common stock issuable upon the exercise of Warrants. Reynald Thauvette exercises voting and dispositive power with respect the shares of our common stock that are beneficially owned by Reynald Thauvette.

DESCRIPTION OF 8%  NOTE OFFERING AND WARRANTS

Between December 28, 2020 and April 30, 2021, the Company closed private placement with four investors which included substantially similar terms: (i) Securities Purchase Agreement; (ii) Convertible Promissory Note (“Note”); and (iii) Common Stock Purchase Warrant Agreement, (collectively the “Agreements”). The Company entered into the Agreements to acquire additional working capital and in certain cases to settle debts owed to the investors. A summary of the Agreements are set forth below:

On December 28, 2020, the Company executed the following agreements with FirstFire Global Opportunities Fund, LLC: (i) Securities Purchase Agreement; (ii) Convertible Promissory Note (“Note”); and a (iii) Common Stock Purchase Warrant Agreement;  (collectively the “FF Agreements”). The Company entered into the FF Agreements with the to acquire working capital. The total amount of funding under the FF Agreements is $95,000. The Note carries an original issue discount of $10,000, legal fees to Fabian VanCott in the amount of $5,000, and a fee to Carter, Terry & Company, Inc. (CRD 16365) in the amount of $10,000, for total debt of $120,000. The Company issued 110,000 commitment shares related to the FF Agreements. The Company agreed to reserve 2,500,000 shares of its common stock for issuance if any Debt is converted. The Debt is due on or before September 28, 2021. The Debt carries an interest rate of eight percent (8%). The Debt is convertible into the Company’s common stock at the fixed price of $0.10, subject to adjustment as provided for in the Note. The principal sum as well as any accrued and unpaid interest and other fees shall be due and payable on the Maturity Date. On June 18, 2021, the Company settled the convertible debt with a cash payment of $165,360.

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On March 25, 2021, the Company executed the following agreements with GS Capital Partners, LLC: (i) Securities Purchase Agreement; (ii) Convertible Promissory Note (“Note”); and (iii) Common Stock Purchase Warrant Agreement, (collectively the “GSCP Agreements”). The Company entered into the GSCP Agreements with the intent to acquire working capital. The total amount of funding under the GSCP Agreements is $96,750. The Note carries an original issue discount of $10,000, legal fees to Investors Counsel Attorneys PC in the amount of $3,250, and a fee to Carter, Terry & Company, Inc. (CRD 16365) in the amount of $10,000, for total debt of $120,000. The Company agreed to reserve 2,500,000 shares of its common stock for issuance if any Debt is converted. The Debt is due on or before December 25, 2021. The Debt carries an interest rate of eight percent (8%). The Debt is convertible into the Company’s common stock at the fixed price of $0.10, subject to adjustment as provided for in the Note. The principal sum as well as any accrued and unpaid interest and other fees shall be due and payable on the Maturity Date.  On June 29, 2021, the Company settled the convertible debt with a cash payment of $146,880.

On April 15, 2021, the Company executed the following agreements with Analytico Services Conseils Inc.: (i) Securities Purchase Agreement; (ii) Convertible Promissory Note (“Note”); and (iii) Common Stock Purchase Warrant Agreement, (collectively the “ASCI Agreements”). The Company entered into the ASCI Agreements with the intent to settle a previous debt with ASIC and to acquire additional working capital. The total amount of funding under the ASCI Agreements is $50,683.84. The Note carries an original issue discount of $4,561.55 for total debt of $55,245.39. The Company issued the Note in settlement of a previous note with ASCI in the amount of $20,000.00, accrued interest of $683.84 and an additional cash advance of $30,000.00.  The Company agreed to reserve 750,000 shares of its common stock for issuance if any Debt is converted. The Debt is due on or before January 15, 2022. The Debt carries an interest rate of eight percent (8%). The Debt is convertible into the Company’s common stock at the fixed price of $0.10, subject to adjustment as provided for in the Note. The principal sum as well as any accrued and unpaid interest and other fees shall be due and payable on the Maturity Date. On December 31, 2021, the outstanding balance of the convertible debt and accrued interest was converted in exchange for 583,936 common shares at a conversion price of $0.10 per share for a total value of $58,394.

On April 28, 2021, the Company executed the following agreements with Reynald Thauvette: (i) Securities Purchase Agreement; (ii) Convertible Promissory Note (“Note”); and (iii) Common Stock Purchase Warrant Agreement, (collectively the “RT Agreements”). The Company entered into the RT Agreements with the intent to settle a previous debt with RT and to acquire additional working capital. The total amount of funding under the RT Agreements is $30,740.82. The Note carries an original issue discount of $2,766.68 for total debt of $33,507.50. The Company issued the Note in settlement of a previous note with RT in the amount of $20,000.00, accrued interest of $740.82 and an additional cash advance of $10,000.00.  The Company agreed to reserve 750,000 shares of its common stock for issuance if any Debt is converted. The Debt is due on or before January 28, 2022. The Debt carries an interest rate of eight percent (8%). The Debt is convertible into the Company’s common stock at the fixed price of $0.10, subject to adjustment as provided for in the Note. The principal sum as well as any accrued and unpaid interest and other fees shall be due and payable on the Maturity Date. On December 31, 2021, the outstanding balance of the convertible debt and accrued interest was converted in exchange for 353,215 common shares at a conversion price of $0.10 per share for a total value of $35,321.

The Convertible Notes and Warrants were issued in transactions that were not registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon applicable exemptions from registration under Section 4(a)(2) of the Act and/or Rule 506 of SEC Regulation D under the Act.

DESCRIPTION OF PROPERTY

Our executive offices are located at 8565 South Eastern Avenue, Suite 150 Las Vegas, Nevada 89123. We currently rent this space on a month to month basis. This space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. Due t We do not foresee any significant difficulties in obtaining any required additional space. We do not currently own any real property.

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DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue fifty million (50,000,000) shares of common stock, par value $0.001.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Voting Rights: Except as otherwise required by law or as may be provided by the resolutions of the board of directors authorizing the issuance of Common Stock, all rights to vote and all voting power shall be vested in the holders of Common Stock.  Each share of Common Stock shall entitle the holder thereof to one vote.

No Cumulative Voting: Except as may be provided by the resolutions of the board of directors authorizing the issuance of Common Stock, cumulative voting by any shareholder is expressly denied.

No Preemptive Rights: Preemptive rights shall not exist with respect to shares of Common Stock or securities convertible into shares of Common Stock of the Company.

Dividends: We have not paid any cash dividends on our Common Stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our Common Stock will be paid in the future.

Rights upon Liquidation, Dissolution or Winding-Up of the Company: Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock.

Preferred Stock

The Company has no preferred stock authorized.

Stock Options

On December 8, 2021, the Board of Directors of the Company approved the adoption of the 2021 Equity Compensation Plan (the “Equity Compensation Plan”) to provide employees, certain consultants and advisors who perform services for the Company, and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards.

During the nine month period ended March 31, 2022 the Company issued a total of 6,000,000 non-qualified stock options (the “options”) to directors, officers and certain key consultants. The options are subject to the terms and conditions of the Equity Compensation Plan.  All granted options are subject to a five-year vesting schedule equal to 20% per year starting on the 1st day of each year following the effective date. All options have an exercise price of $0.65 which was the closing price of the Company’s common stock on the day the day grant. As of March 31, 2022 none of the options had vested.

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Performance Stock Units

On December 8, 2021, the Board of Directors of the Company approved the adoption of the 2021 Equity Compensation Plan (the “Equity Compensation Plan”) to provide employees, certain consultants and advisors who perform services for the Company, and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards.

During the nine month period ended March 31, 2022 the Company issued a total of 4,000,000 performance stock units (“performance units”) to directors, officers and certain key consultants. The performance units are subject to the terms and conditions of the Equity Compensation Plan. The performance units will be earned and vest upon reaching certain market capitalization goals during the performance period ending on December 31, 2026. As of June 13, 2022, none of the performance stock units had vested and $Nil share-based compensation expense was recorded.

Warrants

Common Stock Purchase Warrants. As of June 13, 2022, there are an aggregate 3,014,026 outstanding Common Stock Purchase Warrants (“Warrants”), the terms of which are summarized below:

Exercisability. The outstanding Common Stock Purchase Warrants (“Warrants”) are exercisable immediately upon issuance and at any time up to the date that is two years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the Warrants, is not available for the issuance of such shares of common stock underlying the Warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock, and dilutive issuances as defined in the Warrants.

Transferability. Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to the Company together with the appropriate instruments of transfer.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Warrants are governed by New York law.

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Holders

As of June 13, 2022, we have 25,508,044 issued and outstanding shares of Common Stock, which are held by approximately 380 shareholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

10,000,000

Transfer Agent and Registrar

Tego Cyber Inc. has appointed Signature Stock Transfer Inc. as its transfer agent. Signature’s address is 14673 Midway Road, Suite #220, Addison, Texas, 75001. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Additional Information

We refer you to our Articles of Incorporation, Bylaws, and the applicable provisions of the Nevada Revised Statues for a more complete description of the rights and liabilities of holders of our securities.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

The Company Overview

Tego Cyber Inc. is a Nevada based publicly traded cybersecurity company. It was created to capitalize on the emerging cyber threat intelligence market. Tego has developed a threat intelligence application that seamlessly integrates with leading SIEM platforms to enrich their threat data to include a detailed ‘who, what, when, where’ of any potential cyber threats identified within their environments. The first version of the Tego cyber threat intelligence application was recently launched under the brand name Tego Guardian and is for integration with the industry leading Splunk SIEM platform. Tego Guardian is now available for download via the Splunk app store. Tego Guardian seamlessly integrates into an existing Splunk SIEM platform to add a real time ‘who, what, when and where’ of any potential cyber threats within a Splunk users’ environment.

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Corporate History and General Information about the Company

Tego Cyber Inc. was incorporated in the State of Nevada on September 6, 2019. Our year end is June 30. We are a development stage enterprise. Our principal office is located at 8565 S. Eastern Avenue, Suite 150, Las Vegas, NV 89123. Our telephone number is 855-939-0100 and our e-mail contact is info@tegocyber.com. Our website can be viewed at www.tegocyber.com. We created Tego to take advantage of the potential growth within the cyber security industry by capitalizing on our founding team’s established experience and reputation within the industry

Business and Market Summary

Organizations are increasingly at risk of being compromised as recent trends within cybersecurity statistics reveal huge increases in attacks leaving a trail of hacked and breached data. Cybersecurity issues continue to be a day-to-day struggle, for many businesses where commonalities of attacks within the digital and growing virtual workplace includes many end point opportunities such as local networks, laptop, tablet, and desktop computers, mobile, industrial control systems and more recently the expanding IoT (Internet of Things).

Digital risk protection is both a technical and business issue. It is a technical issue because any type of digital device can be accessed by cyber-criminals. It is also a business issue as many enterprises still have limited experience and lack awareness on the importance of securing personal customer and or private corporate information.

The Industry/Marketplace

The market for digital risk solutions is highly fragmented, intensely competitive, and constantly evolving. In terms of overall cyberthreats, a Juniper Research report on cybercrime from 2019, suggests that the cost of such malicious attacks will rise to US$5 trillion by 2024. To successfully defend against the malicious intent they face, it is necessary for the enterprise to adopt cybersecurity awareness, prevention, and security best practices, as a part of their corporate culture, to reduce and eliminate the inevitable financial risks presented by daily threats, attacks and breaches.

Overall, the cybersecurity marketplace is large. A consensus of current 2020 projections peg this market growing at a CAGR of 8% from USD $ 173 billion to USD $274 billion in 2026. The earlier stage, Threat Intelligence market segment within, is presently estimated to be worth USD $ 5.1 billion and is projected to grow at a CAGR of 19.7% to USD $12.53 billion by 2026.

The Company’s Presence in the Market

As an emerging provider of 'intelligent' threat intelligence and associated services, we will rely heavily on the established reputation and combined experience of our management team, specifically within intelligent, automated, and self-healing cyber security platforms. Members of our management team are globally recognized international speakers on cyber security specifically focusing on the topics of threat intelligence, ransomware, DDoS, cyber-crime trends, and cyber security careers and appear regularly as conference speakers and television security experts. We maintain a current web presence and share an online blog delivering the latest information on trends, threats, solutions, and general cybersecurity information.

Our Products & Services

Products

Tego has developed a cyber threat intelligence application that integrates with leading security information and event management (SIEM) platforms to enrich threat data to include a detailed ‘who, what, when, where’ of any potential cyber threat. Tego Guardian pulls in raw cyber threat intelligence from highly trusted sources including FBI Infragard, U.S. Department of Homeland Security, Abuse.CH, and SpamHAUS. Using a proprietary process the platform compiles, analyzes, and then delivers that data to an security operations team in a format that is timely, informative, relevant, and compatible. Other platforms currently in the marketplace only identify potential threats, they do not provide specific details needed to counteract the threat such as the source and type of threat. Tego Guardian takes the process one step further by providing this additional critical information allowing network managers to proactively address any potential vulnerabilities saving time and money.

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The first version of the Tego Guardian is for integration with the industry leading Splunk SIEM platform and now available for download via the Splunk app store.

The second version of the Tego Guardian is for integration with Elastic SIEM and is currently under development.

Services

The Company current only offers one service: Cyber Threat Intelligence (CTI) reporting. CTI reporting provides individuals or enterprises with custom cyber threat intelligence on issues such as social media impersonation, compromised email credentials, look-a-like domains, social media trends and possible DarkWeb presence. Tego had received many requests to leverage the threat intelligence used by the Tego Threat Intelligence Platform (TTIP) in a customized report and responded to this by developing a threat intelligence product aimed at providing real-time data to specific corporations and individuals. CTI reporting help individuals and organizations understand the threats that have, will, or are currently directly targeting them. Tego’s CTI reporting service is provided in real time based on emerging threats and on customized cadences defined by the client. The cost to the client will depend on the size and complexity of the client’s cyber footprint. Tego has signed one contract with an enterprise client.

Pricing

Products

Tego sells its application through a recurring fee arrangement where revenue is recognized on an annual basis following deployment to the customer. Purchasers of the Tego Guardian will be invoices at $75,000 per annum per installation.

Services

CTI reporting will be offered on an as needed basis and typically generate $2,500 per report.

Competition

We compete with an array of established and emerging security software and services vendors. As organizations increasingly embrace cloud platforms, IoT and other new networking technologies, they are becoming increasingly exposed to ever evolving cybercrimes. The introduction of new technologies and market entrants will continue to fuel an intense competitive environment as companies seek solutions to cybersecurity breaches.

Our competitors include vulnerability management and external assessment vendors, diversified security software and services vendors, and providers of threat intelligence platforms that compete with some of the features present in our solution such as Anomali, Recorded Future and Threat Quotient.

We compete based on several factors, including product functionality; scope of offerings; performance; brand, reputation, and customer satisfaction; ease of implementation, use and service; price, scalability, reliability, and security.

We believe that we will compete favorably with respect to these factors and are well positioned as an emerging provider of digital risk protection, data analysis, and professional services.

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Strategic Partners and Suppliers

Our channel partners will provide us with additional leverage by assisting in closing customer transactions as part of larger security purchases, sourcing new prospects and securing maintenance renewals. Our first product integration is with Splunk Inc., a leader in Gartner’s 2020 Magic Quadrant (MQ) for SIEM platforms. Splunk is recognized worldwide for the highest overall ability to execute. Thousands of organizations use Splunk as their SIEM for security monitoring, advanced threat detection, incident investigation and forensics, incident response, SOC automation and a wide range of security analytics and operations use cases.

Sales and Marketing

Sales

The initial sales strategy will focus on marketing the advantages of Tego Guardian to existing Splunk users. At present Splunk has 15,000+ customers, in 110 countries including 89 of the Fortune 100. Tego is assembling a dedicated inside sales team who are specifically trained to market Tego Guardian to these macro-organizations using the Splunk SIEM platform. Tego is also developing a channel partner initiative to foster meaningful, profitable relationships with leading cybersecurity consultants and solution providers. These channel partners will offer Tego Guardian as an upsell to their current clients already using the Splunk SIEM platform.

Marketing

We will focus our marketing efforts on increasing the strength of the ‘TEGO’ brand, communicating product advantages and business benefits, generating leads for our sales teams and channel partners while driving product adoption. We will deliver targeted content to demonstrate our threat intelligence platform and use digital advertising methods to deliver opportunities to our sales teams. We will engage with existing customers to provide education and awareness to promote expanded use of our software. We will work with our own researchers, as well as the broader security community, to share important information about vulnerabilities and threats through the online community, social media, and traditional public relations.

Intellectual Property

To protect our unpatented proprietary technologies and processes, we rely on trade secret laws and confidentiality agreements with our employee(s), consultants, channel partners and vendors. At present our only intellectual property is the Tego Guardian and the underlying Tego Threat Intelligence Platform. The company will rely on provisional patents in the near term, filing for full patent protection, as necessary.

Subsidiaries

The Company has no subsidiaries.

Employees

We currently employ six full-time employees and one part-time employee. Additionally, we have twelve contracted consultants.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

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Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act, a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of:

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter).

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

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Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this Registration Statement.  Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the renewable energy industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this Registration Statement. All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited condensed financial statements and related notes included in this Quarterly Report on Form 10-Q.

Overview

We were incorporated in the State of Nevada on September 6, 2019. We have developed a cyber threat intelligence application that integrates with top end security platforms to gather, analyze, then proactively identify threats to an enterprise network. The Tego Guardian app takes in vetted and curated threat data and through a proprietary process compiles, analyzes, and delivers that data to an enterprise network in a format that is timely, informative and relevant. The first version of the Tego Guardian app integrates with the Splunk SIEM (Security Information and Event Management) platform. Splunk is a recognized industry leader in data analytics and has an established user base of over 15,000 enterprise clients including 90 of the Fortune 100 companies. The Tego Guardian app will be marketed as a value-add enhancement to an existing Splunk SIEM environment. Tego Guardian adds value by providing data enrichment: a detailed ‘who, what, when and where’ of any potential cyberthreat within an enterprise network environment. Other similar applications identify that something is ‘bad’ but do not provide any additional context, so it is up to the enterprise’s cybersecurity team to analyze the threat data to establish which threats need to be acted upon. It is then up to the enterprise’s cybersecurity team to analyze the threat data to establish which threats need to be acted upon. Tego Guardian automates this process thereby saving the enterprise time and money. The Tego Guardian app is now available to Splunk SIEM platform users via direct download through Splunk’s app store: Splunkbase. Tego Cyber plans to develop future versions of the Tego Guardian app for integration with other leading SIEM platforms including Elastic, Devo, IBM QRadar, AT&T Cybersecurity, Exabeam and Google Chronical. The goal is to have a version of the Tego Guardian available for integration with these SIEM platforms within the next two years. For more information, please visit www.tegocyber.com.

Results of Operations for the three months ended March 31, 2022 compared to March 31, 2021

Revenues

We are in development stage and only generated $2,500 total revenue for the three month period ended March 31, 2022 compared to $900 for the three month period ended March 31, 2021.

Operating Expenses

We incurred total operating expenses of $874,018 for the three month period ended March 31, 2022 compared to $125,735 total operating expenses for the three month period ended March 31, 2021. All of these expenses are related to the development and commercialization of our threat intelligence application and administrative expenses. The increase in operating expenses is primarily related to an increase in share based compensation expense, contractor and consultant expenses, and wages and benefits expenses.

Net Loss

We incurred a net loss of $871,518 for the three month period ended March 31, 2022 compared to a net loss of $199,530 for the three month period ended March 31, 2021.

Results of Operations for the nine months ended March 31, 2022 and March 31, 2021

Revenues

We are in development stage and only generated $3,550 in total revenue for the nine month period ended March 31, 2022 compared to $4,700 total revenue for the nine month period ended March 31, 2021.

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Operating Expenses

We incurred total operating expenses of $1,845,168 for the nine month period ended March 31, 2022 compared to $302,286 total operating expenses for the nine month period ended March 31, 2021. All of these expenses related to the development and commercialization of our threat intelligence application and administrative expenses. The increase in operating expenses is primarily related to an increase in share based compensation expense, contractor and consultant expenses, investor relations  and shareholder communication, and wages and benefits expenses.

Net Loss

We incurred a net loss of $1,907,750 for the nine month period ended March 31, 2022 compared to a net loss of $396,276 for the nine month period ended March 31, 2021.

Liquidity and Capital Resources

As at March 31, 2022, we have a working capital surplus of $630,773, an accumulated net loss of $2,908132 and have earned limited revenue to cover operating costs. We have $522,800 cash on hand and our burn rate is approximately $120,000 per month. Presently, our operations are being funded by funds raised through the sales of our common stock and we believe our current available capital resources are sufficient to sustain our operations for a minimum of five months. We intend to fund future operations through equity financing arrangements. The ability for us to execute our business plan is dependent upon, among other things, obtaining additional financing to continue operations. In response to these issues, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash Flow from Operating Activities

For the nine months ended March 31, 2022, the net cash flows used in our operating activities was $1,237,266 compared to $258,608 for the nine months ended March 31, 2021.

Cash Flow from Investing Activities

For the nine months ended March 31, 2022, the net cash used in investing activities was $248,151 compared to $39,250 for the nine months ended March 31, 2021.

Cash Flow from Financing Activities

For the nine months ended March 31, 2022, the net cash provided by financing activities was $1,425,202 compared to $322,250 for the nine months ended March 31, 2021. The cash flow provided by financing activities is related to proceeds received from sales of our common stock.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

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Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment, as such items are not required by us at this time or in the next twelve months.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Disagreements with Accountants on Accounting and Financial Disclosure

In connection with the review of our financial statements for the nine months ended March 31, 2022, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Harbourside CPA’s opinion to the subject matter of the disagreement.

In connection with our financial statements for the six months ended December 31, 2021, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Critical Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of our management, who are responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the financial statements.

Basis of Preparation

The accompanying financial statements have been prepared to present the statements of financial position, the statements of operations and comprehensive loss, statements of changes in shareholders’ deficit and cash flows for the nine months ended March 31, 2022 and March 31, 2021, and have been prepared in accordance with US GAAP.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and accounts receivable. During the nine month period ended March 31, 2022, all of our cash was held by major financial institutions located in the United States, which management believes are of high credit quality. With respect to accounts receivable, we extended credit based on an evaluation of the customer’s financial condition. We generally do not require collateral for accounts receivable and maintained an allowance for doubtful accounts of accounts receivable if necessary.

Cash

Cash consists of cash held at major financial institutions and is subject to insignificant risk of changes in value.

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Receivables and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at net realizable value and do not bear interest. No allowance for doubtful accounts was made during the nine month period ended March 31, 2022, based on management’s best estimate of the amount of probable credit losses in accounts receivable. We evaluate our allowance for doubtful accounts based upon knowledge of our customers and their compliance with credit terms. The evaluation process includes a review of customers’ accounts on a regular basis. The review process evaluates all account balances with amounts outstanding for more than 60 days and other specific amounts for which information obtained indicates that the balance may be uncollectible. As of March 31, 2022, there was no allowance for doubtful accounts and we do not have any off-balance-sheet credit exposure related to its customers.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. Our financial instruments include cash, current receivables and payables. These financial instruments are measured at their respective fair values. The three levels are defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

For cash, accounts receivables, subscription receivables, and accounts payable and accrued liabilities, it is management’s opinion that the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

Management believes it is not practical to estimate the fair value of related party receivables and payables because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Revenue Recognition

Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), was adopted by us as of September 6, 2019 (date of incorporation). Our revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. We applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As revenues are and have been primarily from consulting services, and we have no significant post-delivery obligations, this new standard did not result in a material recognition of revenue on our accompanying financial statements for the cumulative impact of applying this new standard. We made no adjustments to its previously reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Revenue from providing consulting services under Topic 606 is recognized in a manner that reasonably reflects the delivery of services to customers in return for expected consideration and includes the following elements:

-	executed contracts with our customers that it believes are legally enforceable;
-	identification of performance obligations in the respective contract;
-	determination of the transaction price for each performance obligation in the respective contract;
-	allocation of the transaction price to each performance obligation; and
-	recognition of revenue only when we satisfy each performance obligation.

These five elements as applied to our consulting and management services results in revenue recorded as services are provided.

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Income Taxes

We use the asset and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided for deferred tax assets if it is more likely than not these items will either expire before we are able to realize their benefits, or that future deductibility is uncertain. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Foreign Currency Translation

Our functional and reporting currency is United States dollars (“USD”). We maintain our financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Earnings per Share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments unless the effect is to reduce a loss or increase earnings per share. We had no dilutive securities as of March 31, 2022.

Recently Issued Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (the “FASB”) issued ASU 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 simplifies the accounting for nonemployee share-based payments, aligning it more closely with the accounting for employee awards. These changes become effective for our fiscal year beginning July 1, 2020. Early application is permitted. At this time, we do not expect this standard to affect our financial position, results of operations or cash flows and disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) did not or are not expected to have a material impact on our present or future financial statements.

Effect of Covid-19 Outbreak on Business Operations

In December 2019, Covid-19 was first identified, and in March 2020, the World Health Organization categorized Covid-19 as a pandemic. The Covid-19 pandemic is affecting our customers, service providers and employees, and the ultimate impacts of Covid-19 on our business, results of operations, liquidity and prospects are not fully known at this time. However, the Covid-19 outbreak has had a relatively minimal impact on our business to date. We currently do not anticipate any significant asset impairments resulting from the Covid-19 pandemic. We believe that we have the resources required to attain our growth objectives and to meet any unforeseen difficulties resulting from the Covid-19 pandemic. However, we will continue to closely monitor the Covid-19 pandemic and its impact on our business in the coming months. There have been recent spikes in Covid-19 cases, and some health experts have predicted that the Covid-19 pandemic will worsen during the winter months.

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Results of operations for fiscal year ended June 30, 2021 compared to period September 6, 2019 (inception) to June 30, 2020

Revenues

We are in our development stage and only generated $8,100 of revenue for the fiscal year ended June 30, 2021 compared to $2,325 for the period September 6, 2019 (inception) to June 30, 2020.

Operating Expenses

We incurred total operating expenses of $674,918 for the fiscal year ended June 30, 2021 compared to $79,527 for the period September 6, 2019 (inception) to June 30, 2020. Of that was $168,077 in legal and accounting expenses relating to the listing of our common shares on the OTCQB compared to $26,429 for the period September 6, 2019 (inception) to June 30, 2020. We also incurred $167,250 in management fees compared to $34,700 for the period September 6, 2019 (inception) to June 30, 2020. We also incurred consulting and contracting fees in the amount of $95,938 relating to the development of the threat intelligence application compared to $263 for the period September 6, 2019 (inception) to June 30, 2020. We incurred $67,597 in investor relations and shareholder communications compared to $nil for the period September 6, 2019 (inception) to June 30, 2020.

Net Loss

We incurred a net loss of $923,180 for the fiscal year ended June 30, 2021 compared to a net loss of $77,202 for the period September 6, 2019 (date of inception) to June 30, 2020.

Liquidity and Capital Resources

As at June 30, 2021, the Company has a working capital surplus of $652,296, a net loss of $923,180 and has earned limited revenue to cover its operating costs. We have $583,015 cash on hand and our burn rate is approximately $85,000 per month. Presently, our operations are being funded by funds previously raised and we believe our currently available capital resources are sufficient to sustain our operations for a minimum of six (6) months. The Company intends to fund future operations through equity financing arrangements. The ability of the Company to realize its business plan is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash Flow from Operating Activities

For the fiscal year ended June 30, 2021, the cash flows used in the Company’s operating activities was $578,415 compared to $45,690 for the period September 6, 2019 (date of inception) to June 30, 2020.

Cash Flow from Investing Activities

For the fiscal year ended June 30, 2021, the net cash used in investing activities by the Company was $54,250 compared to $18,250 for the period September 6, 2019 (date of inception) to June 30, 2020.

Cash Flow from Financing Activities

For the fiscal year ended June 30, 2021, the net cash provided by financing activities by the Company was $1,133,808 compared to $145,812 for the period September 6, 2019 (date of inception) to June 30, 2020. The cash provided by financing activities is related to the proceeds received from sales of our common stock.

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Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Future Financings

We will continue to rely on equity sales of our common shares and debt proceeds in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment, as such items are not required by us at this time or in the next twelve months.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Disagreements with Accountants on Accounting and Financial Disclosure

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the fiscal year ended June 30, 2021; Harbouside CPA’s (formerly known as Buckley Dodds) report on the financial statements of the Company for the fiscal year ended June 30, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit and review of the financial statements of the Company from the fiscal year ended June 30, 2021, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Harbouside CPA’s opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the fiscal year June 30, 2021, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Critical Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the financial statements.

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Basis of Preparation

The accompanying financial statements have been prepared to present the statements of financial position, the statements of operations and comprehensive loss, statements of changes in shareholders’ deficit and cash flows of the Company for the fiscal year ended June 30, 2021 and have been prepared in accordance with US GAAP.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. During the fiscal period ended June 30, 2021, substantially all of the Company’s cash was held by major financial institutions located in the United States, which management believes are of high credit quality. With respect to accounts receivable, the Company extended credit based on an evaluation of the customer’s financial condition. The Company generally did not require collateral for accounts receivable and maintained an allowance for doubtful accounts of accounts receivable if necessary.

Cash

Cash consists of cash held at major financial institutions and is subject to insignificant risk of changes in value.

Receivables and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at net realizable value and do not bear interest. No allowance for doubtful accounts was made during the period ended June 30, 2021, based on management’s best estimate of the amount of probable credit losses in accounts receivable. The Company evaluates its allowance for doubtful accounts based upon knowledge of its customers and their compliance with credit terms. The evaluation process includes a review of customers’ accounts on a regular basis. The review process evaluates all account balances with amounts outstanding for more than 60 days and other specific amounts for which information obtained indicates that the balance may be uncollectible. As of June 30, 2021, there was no allowance for doubtful accounts and the Company does not have any off-balance-sheet credit exposure related to its customers.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The Company’s financial instruments include cash, current receivables and payables. These financial instruments are measured at their respective fair values. The three levels are defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

For cash, accounts receivables, subscription receivables, and accounts payable and accrued liabilities, it is management’s opinion that the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

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Management believes it is not practical to estimate the fair value of related party receivables and payables because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Revenue Recognition

Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), was adopted by the Company as of September 6, 2019. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As revenues are and have been primarily from consulting and management services, and the Company has no significant post-delivery obligations, this new standard did not result in a material recognition of revenue on the Company’s accompanying financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Revenue from providing consulting and management services under Topic 606 is recognized in a manner that reasonably reflects the delivery of services to customers in return for expected consideration and includes the following elements:

-          executed contracts with the Company’s customers that it believes are legally enforceable;

-           identification of performance obligations in the respective contract;

-          determination of the transaction price for each performance obligation in the respective contract;

-          allocation of the transaction price to each performance obligation; and

-          recognition of revenue only when the Company satisfies each performance obligation.

These five elements as applied to the Company’s consulting and management services results in revenue recorded as services are provided.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Foreign Currency Translation

The Company’s functional and reporting currency is United States dollars (“USD”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Earnings per Share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments unless the effect is to reduce a loss or increase earnings per share. The Company had no dilutive securities for the period ended June 30, 2021.

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Recently Issued Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (the “FASB”) issued ASU 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 simplifies the accounting for nonemployee share-based payments, aligning it more closely with the accounting for employee awards. At this time, the Company does not expect this standard to affect the Company’s financial position, results of operations or cash flows and disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) did not or are not expected to have a material impact on the Company's present or future financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers as of June 13, 2022:

Name and Age	Position(s) Held	Date of Appointment	Other Public Company Directorships
Shannon Wilkinson, 45	Director President Chief Executive Officer Secretary Treasurer	September 6, 2019 April 26, 2022 September 6, 2019 September 6, 2019 September 6, 2019	None

Earl R. Johnson, 85	Chief Financial Officer	April 26, 2022	None

Chris C. White, 50	Director Chief Information Security Officer	April 14, 2021 April 14, 221	None

Troy Wilkinson, 46	Director	September 6, 2019	None

Michael De Valera, 57	Director	September 6, 2019	None

Term of Office

Should a vacancy exist, the Company’s Board of Directors has the power to nominate and appoint a director or directors to fill such vacancy, and each shall hold office until the next annual meeting of stockholders and until his/her successor shall have been duly elected and qualified.

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Background and Business Experience

Shannon Wilkinson – Director, President, Chief Executive Officer (CEO), Secretary and Treasurer

Shannon Wilkinson is a graduate from the University of Nevada, Las Vegas with a Bachelor's in Management Information Systems. She also earned her Master’s in Information Systems Management from the University of Phoenix. Shannon spent the first 12 years of her career overseas working for the United Nations Department of Peacekeeping Operations building mission critical software platforms. Upon her return to the US in February 2013, Shannon joined SocialWellth as Director of Software Development leading development teams in building software platforms for some of the largest healthcare organizations. She remained in that position until summer of 2015 when she left to co-found Axiom Cyber Solutions where she was responsible for the software development arm of the company, developing Axiom’s cloud based Polymorphic Cyber Defense Platform. She exited Axiom Cyber Solutions in June 2019 when Axiom was acquired by a private equity firm. In September 2019, Shannon co-founded Tego Cyber Inc. with a mission to develop an innovative threat intelligence platform and continue developing automated cybersecurity solutions to help companies respond to the ever-changing cyber threat landscape. Shannon works full time (30+ hours per week) in her capacity as President, CEO, Secretary and Treasurer of Tego Cyber Inc.

Shannon was selected as the 2018 Las Vegas Women in Technology - Cybersecurity, 2017 Las Vegas Women in Technology Entrepreneur as well as appeared in the MyVEGAS Magazine Top 100 Women of Las Vegas in 2017 and 2018.

Earl R. Johnson – Chief Financial Officer (CFO)

Earl R. Johnson has over 35 years’ experience in international finance, corporate investigations, and law enforcement. He currently is the CEO & President of International Consultants & Investigations, a private security and investigation consultancy firm. His field of expertise includes international fraud investigations, corporate intelligence and due diligence, cryptocurrency tracking, and cybersecurity consulting. He has experience operating in the Far East, Middle East, Europe and South America. Dr. Johnson holds a PhD in International Finance from the California University for Advanced Studies. He will be dedicating approximately 10 hours a week to his role as CFO of the Company.

Chris C. White – Director & Chief Information Security Officer (CISO)

Chris White has over thirty years of experience in cyber security, telecommunications and automation. He most recently was the Deputy CISO / Director of Global Security Operations for The Interpublic Group of Companies, Inc. and has previously served as the Chief Technology Officer for EY MSS, Senior Security Engineer at AT&T, Senior Lead Engineer at General Dynamics AIS, and a member of the US Air Force. He holds a master's degree in Systems Engineering and  a Bachelor of Science degree in Network Engineering from Regis University. Chris will be dedicating approximately 10 hours per week working with Tego in his capacity as CISO of the Company.

Troy Wilkinson – Director

Troy Wilkinson began his career in January 2000 as a Law Enforcement officer with the Conway Police Department where he remained until June 2007 when he joined a Joint Terrorism Task Force as a lead bomb investigator and violent crime homicide detective. In December 2008 Troy was recruited by the U.S. State Department to train police officers in Kosovo on cybercrime related matters where he earned a reputation as a top cybercrime investigator. Together with a team of international investigators he built the first IT forensics lab in the European Union Mission in Kosovo. After returning home to the U.S. in February 2013, Troy joined SocialWellth as its Infrastructure Security Director. He remained in that position until June 2014 when he accepted the position of Director of Information Technology for Litigation Services, LLC. In the summer of 2015, he co-founded Axiom Cyber Solutions with his wife Shannon Wilkinson and left in December of 2018 to accept the position of Executive Director of Information Security (CISO) with International Cruise and Excursion where he remained until August 2019. In addition to his role as Director of Tego Cyber Inc., Troy currently is the CISO for Interpublic Group of Companies (IPG) where he is responsible for all aspects of cyber security and defense for over 60,000 users in more than 130 countries.

Troy is a worldwide keynote speaker on cybersecurity, co-authored an Amazon Best Seller, and is featured on several news sources as a cybersecurity expert. Troy has contributed to numerous national syndicated publications on cybersecurity topics including ransomware, DDoS, cyber-crime trends, and cyber security careers.

Michael De Valera – Director

Michael De Valera has over thirty years of experience providing information technology services. In 1989 he co-founded Internet Computers, Inc. where he remained as one of the founding principles until January 2006 when he left to start his own company TechnoMedia Consulting, Inc. where he remains the sole principal to this day. TechnoMedia Consulting, Inc. provides information technology services for companies and organizations that are either too small to have their own dedicated IT departments or simply realize that specialized functionality is more efficiently and economically provided by a third party. His clients cover a broad range of organizations and industries. His undergraduate BA Finance studies, majoring in Finance and Economics, were at the University of Pennsylvania Wharton School of Finance. Michael currently dedicates up to 5 hours a week to Tego Cyber Inc. and will allocate more time when first product is launched. Michael has traveled extensively around the world and his personal interests include wine and cooking.

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Term of Office

Each director serves for a term of one year and until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the shareholders.   Each officer serves for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. At this time, our President and Chief Executive Officer is devoted full time to the Company, our Chief Financial Officer devotes approximately 10 hours per week to the Company and our Chief Information Security Officer devotes approximately 10 hours per week to the Company. The amount of time they will devote in any time period will vary based on the stage of the business and progress the company is making. Accordingly, once we are beyond the developmental phase our management will spend more time on our affairs.

Limitation of Liability and Indemnification Matters

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Identification of Significant Employees

We have no significant employees other than the aforementioned Officers and Directors.

Family Relationship

Shannon and Troy Wilkinson are husband and wife. Other than the foregoing, we currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

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i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or
iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity.

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	any Federal or State securities or commodities law or regulation; or
ii.

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

The Board of Directors is currently composed of four members. Ms. Shannon Wilkinson, Mr. Troy Wilkinson, Mr. Michael De Valera and Mr. Chris White. Ms. Wilkinson and Mr. Wilkinson do not qualify as an independent Directors in accordance with the published listing requirements of the NASDAQ Global Market as they both hold officer positions. Mr. Michael De Valera and Mr. Chris White do qualify as independent directors and neither are  an officer of the Company. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management

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Committees

We do not currently have an audit, compensation or nominating committee. The Board of Directors as a whole currently acts as our audit, compensation and nominating committees. We intend to establish an audit, compensation and nominating committee of our Board of Directors once we expand the Board to include one or more independent directors and intend to adopt a charter for each committee.

Our audit committee shall be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. Our compensation committee shall assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers and periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements. Our nominating committee shall assist the Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Since inception, we have not had a class of equity securities registered under the Securities Exchange Act of 1934, as amended. Hence, compliance with Section 16(a) thereof by our officers and directors was not required.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the following executive officers for all services rendered in all capacities to the Company for the fiscal years ended June 30, 2020 and June 30, 2021.

	Year	Management Fees $	Stock Awards $	Option Awards $	Total
Shannon Wilkinson	2020	29,700	-	-	29,700
	2021	134,750	-	-	134,750

Troy Wilkinson	2020	3,000	-	-	3,000
	2021	-	-	-	-

Chris White	2020	-	-	-	-
	2021	32,500	-	-	32,500

Narrative Disclosure to Summary Compensation Table

On November 4, 2019, Shannon Wilkinson received 3,000,000 common shares valued at $3,000. This amount is included in Management Fees for the year ended 2020.

On November 4, 2019, Troy Wilkinson received 3,000,000 common shares valued at $3,000. This amount is included in Management Fees for the year ended 2020.

On March 29, 2021, the Company issued 100,000 restricted common valued at $25,000 to Chris C. White as a share bonus for joining board of directors of the Company. This amount is included in the management fees for the year ended 2021.

Outstanding Equity Awards at Fiscal Year-End

As at June 30, 2021 the Company did not have any outstanding equity awards.

Long-Term Incentive Plans

On December 8, 2021, the Board of Directions of the Company and a majority of stockholder adopted the Tego Cyber Inc. 2021 Equity Compensation Plan (the “Plan”) to provide directors, officers, employees, consultants and advisors who perform services for the Company, with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

The following summarizes the material terms of the Plan.

The Plan provides for the issuance of up to 10,000,000 shares of the Company’s Common Stock, $0.001 par value.

Purpose and Types of Awards

The nature and purpose of which is to create incentives which are designed to attract and retain employees, non-employee directors and consultants, and advisors (hereafter, collectively, “Participants” or individually a “Participant”) and to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of securities to eligible persons, subject to the terms and conditions set forth in the Plan, and as more fully detailed in the Plan filed herewith as Appendix A. The Plan provides for the issuance of incentive stock options, non-qualified stock options, stock awards, stock units, stock appreciation rights, and other stock-based awards. The Plan is intended to provide an incentive to participants to contribute to our economic success by aligning the economic interests of participants with those of our stockholders.

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Shares Subject to the Plan

Subject to adjustment, the Plan authorizes the issuance or transfer of 10,000,000 shares of our common stock. Subject to adjustment as described below, the maximum aggregate value of shares of our common stock subject to awards made to any non-employee director, together with any cash fees earned by such non-employee director, for services rendered as a non-employee director during any calendar year will not exceed $1,000,000, which value will be calculated based on the grant date fair value of such awards for financial reporting purposes.

If any options or stock appreciation rights expire or are canceled, forfeited, exchanged, or surrendered without having been exercised, or if any stock awards, stock units or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares of our common stock subject to such awards will again be available for issuance or transfer under the Plan. Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes with respect to any award will not be available for issuance or transfer under the Plan. The exercise or settlement of any stock appreciation right will reduce the number of shares of our common stock available for issuance or transfer under the Plan by the total number of shares to which the exercise or settlement of the stock appreciation relates, not just the net amount of shares actually issued upon exercise or settlement. If we repurchase shares on the open market with the proceeds of the exercise price of options, such shares may not again be made available for issuance or transfer under the Plan. In addition, shares of our common stock issued under awards made pursuant to assumption, substitution, or exchange of previously granted awards of a company that we acquire will not reduce the number of shares of our common stock available under the Plan. Available shares under a stockholder approved plan of an acquired company may be used for awards under the Plan and will not reduce the share reserve, subject to compliance with the applicable stock exchange and the Code.

Administration

The Plan will be administered by our compensation committee, or another committee appointed by the Board to administer the Plan; provided however, until a compensation committee or another committee is appointed by the Board to serve as the Committee, the Committee shall be the Board. The compensation committee will determine all of the terms and conditions applicable to awards under the Plan. Our compensation committee will also determine who will receive awards under the Plan and the number of shares of our common stock that will be subject to awards, except that awards to members of our board of directors must be authorized by a majority of our board of directors. Our compensation committee may delegate authority under the Plan to one or more subcommittees as it deems appropriate. Our compensation committee, our board of directors, any subcommittee, as applicable, that has authority with respect to a specific award will be referred to as “the committee” in this description of the Plan.

Adjustments

In connection with stock splits, stock dividends, recapitalizations, and certain other events affecting the shares of our common stock reserved for issuance as awards, the number and kind of shares covered by outstanding awards, the number and kind of shares that may be issued or transferred under the Plan, the maximum total value of awards which a non-employee director may receive in any calendar year, the price per share or market value of any outstanding awards, the exercise price of options, the base amount of stock appreciation rights, performance goals and other conditions as the committee deems appropriate to prevent the enlargement or dilution of rights under the Plan.

Eligibility

All of our employees are eligible to receive awards under the Plan. In addition, our non-employee directors and key advisors who perform services for us may receive grants under the Plan. Advisors shall be eligible to participate in the Plan if they render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

Vesting

The committee determines the vesting and exercisability terms of awards granted under the Plan.

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Types of Awards

Options

Under the Plan, the committee will determine the exercise price of the options granted and may grant options to purchase shares of our common stock in such amounts as it determines. The committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Code, or non-qualified stock options, which are not intended to so qualify. Incentive stock options may only be granted to our employees. Anyone eligible to participate in the Plan may receive a grant of non-qualified stock options. The exercise price of a stock option granted under the Plan cannot be less than the fair market value of a share of our common stock on the date the option is granted. If an incentive stock option is granted to a 10% stockholder, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date the option is granted. The aggregate number of shares of our common stock that may be issued or transferred under the Plan pursuant to incentive stock options under Section 422 of the Code may not exceed 10% of the number of shares of our common stock outstanding as of immediately prior to the closing of trading on the date of the closing of the initial public offering of our common stock, determined on a fully diluted basis.

The exercise price for any option is generally payable in cash or by check. In certain circumstances as permitted by the committee, the exercise price may be paid by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price; by payment through a broker in accordance with procedures established by the Federal Reserve Board; by withholding shares of our common stock subject to the exercisable option which have a fair market value on the date of exercise equal to the aggregate exercise price; or by such other method as the committee approves.

The term of an option cannot exceed ten years from the date of grant, except that if an incentive stock option is granted to a 10% stockholder, the term cannot exceed five years from the date of grant. In the event that on the last day of the term of a non-qualified stock option, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the non-qualified option will be extended for a period of 30 days following the end of the legal prohibition, unless the committee determines otherwise.

Except as provided in the grant instrument, an option may only be exercised while a participant is employed by or providing service to us. The committee will determine in the grant instrument under what circumstances and during what time periods a participant may exercise an option after termination of employment.

Stock Appreciation Rights

Under the Plan, the committee may grant stock appreciation rights, which may be granted separately or in tandem with any option. Stock appreciation rights granted with a non-qualified stock option may be granted either at the time the non-qualified stock option is granted or any time thereafter while the option remains outstanding. Stock appreciation rights granted with an incentive stock option may be granted only at the time the grant of the incentive stock option is made. The committee will establish the base amount of the stock appreciation right at the time the stock appreciation right is granted, which will be equal to or greater than the fair market value of a share of our common stock as of the date of grant.

If stock appreciation rights are granted in tandem with an option, the number of stock appreciation rights that are exercisable during a specified period will not exceed the number of shares of our common stock that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related stock appreciation rights will terminate, and upon the exercise of a stock appreciation right, the related option will terminate to the extent of an equal number of shares of our common stock. Generally, stock appreciation rights may only be exercised while the participant is employed by, or providing services to, us. When a participant exercises a stock appreciation right, the participant will receive the excess of the fair market value of the underlying common stock over the base amount of the stock appreciation right. The appreciation of a stock appreciation right will be paid in shares of our common stock, cash or both, as determined by the committee.

The term of a stock appreciation right cannot exceed ten years from the date of grant. In the event that on the last day of the term of a stock appreciation right, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the stock appreciation right will be extended for a period of 30 days following the end of the legal prohibition, unless the committee determines otherwise.

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Stock Awards

Under the Plan, the committee may grant stock awards. A stock award is an award of our common stock that may be subject to restrictions as the committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established criteria, in installments or otherwise, as the committee may determine. Except to the extent restricted under the grant instrument relating to the stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. Dividends with respect to stock awards that vest based on performance shall vest if and to the extent that the underlying stock award vests, as determined by the committee. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the committee determines otherwise.

Stock Units

Under the Plan, the committee may grant restricted stock units to anyone eligible to participate in the Plan. Restricted stock units are phantom units that represent shares of our common stock. Stock units become payable on terms and conditions determined by the committee and will be payable in cash or shares of our stock as determined by the committee. All unvested restricted stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the committee determines otherwise.

Other Stock-Based Awards

Under the Plan, the committee may grant other types of awards that are based on or measured by shares of our common stock, payable to anyone eligible to participate in the Plan. The committee will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of our common stock or a combination of the two, as determined by the committee.

Compensation of Directors

Our directors receive no annual salary for their service as members of the Company’s board of directors but may participate in the Tego Cyber Inc. 2021 Equity Compensation Plan.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Shannon Wilkinson, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Ms. Wilkinson collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 13, 2022, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own. Unless otherwise specified, the address of each of the persons set forth below is care of the Company at the address 8565 South Eastern Avenue, Suite 150, Las Vegas, Nevada, 89123.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

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Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percentage of Class (2)
Shannon Wilkinson (3)	3,000,000	11.76%
Troy Wilkinson (4)	3,000,000	11.76%
Michael De Valera (5)	1,020,000	4.00%
Chris White (6)	108,000	0.42%
Earl Johnson (7)	20,000	0.08%
Total	7,148,000	28.02%

(1) The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on 25,508,044 issued and outstanding shares of common stock as of June 13, 2022.

(3) Shannon Wilkinson is a Co-Founder, Director and the Company's President and  CEO. Her beneficial ownership includes 3,000,000 common shares.

(4) Troy Wilkinson is a Co-Founder and member of the Company’s Board of Directors. His beneficial ownership includes 3,000,000 common shares.

(5) Michael De Valera is member of the Company’s Board of Directors. His beneficial ownership includes 1,020,000 common shares directly owned.

(6) Chris C. White is a member of the Company’s Board of Directors. His beneficial ownership includes 108,000 common shares directly owned.

(7) Earl Johnson is the Company’s CFO.  His beneficial ownership includes 20,000 common shares directly owned.

Changes in Control

There are no present arrangements or pledges of the Company’s securities, which may result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Related parties are natural persons or other entities that have the ability, directly, or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

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On the date of incorporation 8,000,000 shares were issued to directors and founders at par value as per the following in exchange for concept and services valued at $8,000: Shannon Wilkinson: 3,000,000; Troy Wilkinson: 3,000,000; Michael De Valera: 1,000,000; and Stephen Seminew: 1,000,000.

During the period ended June 30, 2020, there were transactions incurred between the Company and Shannon Wilkinson, Director, CEO, CFO, Secretary and Treasurer for management fees of $29,700.

During the period ended June 30, 2020, there were transactions incurred between the Company and Troy Wilkinson, Director and President of the Company for management fees of $3,000.

During the fiscal year ended June 30, 2021, there were transactions incurred between the Company and Shannon Wilkinson for management fees of $134,750.

On March 29, 2021, the Company issued 100,000 restricted common valued at $25,000 to Chris C. White as a share bonus for joining board of directors of the Company.

During the year ended June 30, 2021, there were transactions incurred between the Company and Chris White, Director and President of the Company for management fees of $32,500.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;
●	Disclosing in any and all filings with the SEC, where required;
●	Obtaining disinterested directors consent; and
●	Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Board of Directors. In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	disclosing such transactions in reports where required;
●	disclosing in any and all filings with the SEC, where required;
●	obtaining disinterested directors consent; and
●	obtaining shareholder consent where required.

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Director Independence

Quotations for the Company’s common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company has one independent director, Michael De Valera, as our other directors, Shannon Wilkinson and Troy Wilkinson are married, Shannon Wilkinson and Chris White are executive officers of the Company.

Interests of Named Experts and Counsel

Harbourside CPA (formerly known as Buckley Dodds LLP), our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Harbourside CPA has presented its report with respect to our audited financial statements. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of September 28, 2021, given their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares and warrants and its underlying securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Lockett + Horwitz, a Professional Law Corporation of Lake Forest, California is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Ms. Shannon Wilkinson, Chief Executive Officer.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Tego Cyber Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Tego Cyber Inc. (the “Company”) as of June 30, 2021 and 2020, and the related statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the year June 30, 2021 then ended and for the period from September 6, 2019 (date of inception) to June 30, 2020 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of its operations and its cash flows for the year and period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the auditing standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures including examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that Tego Cyber Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HARBOURSIDE CPA LLP

(formerly Buckley Dodds LLP)

Vancouver, Canada

September 28, 2021

We have served as the Company’s auditor since July 2020.

F-2

TEGO CYBER INC.

BALANCE SHEET

(Expressed in US Dollars)

	June 30, 2021	June 30, 2020
ASSETS
Current assets
Cash	$583,015	$81,872
Accounts receivable	1,450	150
Prepaid expenses	113,462	-
Total current assets	697,927	82,022
Software	75,750	21,500
TOTAL ASSETS	$773,677	$103,522

LIABILITIES & SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$23,010	$15,554
Due to related parties	-	1,358
Convertible debts	22,621	-
TOTAL LIABILITIES	45,631	16,912
SHAREHOLDERS’ EQUITY
Common shares 50,000,000 shares authorized $0.001 par value 18,296,511 shares issued and outstanding at June 30, 2021	18,297	12,406
Additional paid in capital	1,720,631	175,906
Subscriptions receivable	(10,500)	(24,500)
Accumulated deficit	(1,000,382)	(77,202)
TOTAL SHAREHOLDERS’ EQUITY	728,046	86,610
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$773,677	$103,522

The accompanying notes are an integral part of these financial statements

F-3

TEGO CYBER INC.

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in US Dollars)

	Year Ended June 30, 2021	From September 6, 2019 (date of inception) to June 30, 2020
REVENUE
Consulting fees	$5,600	$2,325
Subscription Revenue	2,500	-
TOTAL REVENUE	8,100	2,325
OPERATING EXPENSES
Adverting & promotion	62,238	13,944
Bank charges & fees	3,199	777
Consultants & contractors	95,938	263
Exchange & listing fees	47,176	-
Interest on short term debt	9,865	-
Investor relations & shareholder communications	67,597	-
Legal & accounting	168,077	26,429
Management fees	167,250	34,700
Meals & entertainment	4,138	268
Office & administration	9,569	798
Rent & utilities	488	351
Subscriptions & dues	1,672	493
Travel & hotel	1,794	677
Website & platform cost	35,917	827
TOTAL OPERATING EXPENSES	674,918	79,527

OTHER INCOME & EXPENSE
Accretion expense	(168,638)	-
Financing fees	(26,966)	-
Gain on extinguishment of convertible debts	36,731	-
Loss on settlement of convertible debts	(97,489)	-
TOTAL OTHER INCOME & EXPENSE	(256,362)	-

NET AND COMPREHENSIVE LOSS	$(923,180)	$(77,202)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.07)	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	13,566,628	7,790,648

The accompanying notes are an integral part of these financial statements

F-4

TEGO CYBER INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

JUNE 30, 2021

(Expressed in US Dollars)

	Number of Shares	Common Stock Amount	Additional Paid-In Capital	Subscriptions Receivable	Accumulated Deficit	Total Shareholders' Equity
Balance, September 6, 2019 (date of inception)	-	$-	$-	$-	$-	$-
Shares issued to founders for services	8,000,000	8,000	-	-	-	8,000
Shares issued for services	1,000,000	1,000	9,000	-	-	10,000
Shares issued for cash	3,406,236	3,406	166,906	(24,500)	-	145,812
Net loss for period ended June 30, 2020	-	-	-	-	(77,202)	(77,202)
Balance, June 30, 2020	12,406,236	$12,406	$175,906	$(24,500)	$(77,202)	$86,610

Shares issued for cash	5,041,190	5,042	1,155,256	14,000	-	1,174,298
Shares issued for services	299,752	300	74,638	-	-	74,938
Shares issued as prepaid expenses	300,248	300	74,762	-	-	75,062
Shares issued for settlement of debt	51,085	51	38,449	-	-	38,500
Shares issued as transaction costs for convertible debts	198,000	198	32,802	-	-	33,000
Equity portion of convertible debts	-	-	10,167	-	-	10,167
Warrants issued with convertible debts	-	-	158,651	-	-	158,651
Net loss for the year ended June 30, 2021	-	-	-	-	(923,180)	(923,180)
	-
Balance, June 30, 2021	18,296,511	$18,297	$1,720,631	$(10,500)	$(1,000,382)	$728,046

The accompanying notes are an integral part of these financial statements

F-5

TEGO CYBER INC.

STATEMENT OF CASH FLOWS

(Expressed in US Dollars)

	Year Ended June 30, 2021	From September 6, 2019 (date of inception) to June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	$(923,180)	$(77,202)
Items not affecting cash
Shares issued for services	74,938	18,000
Interest on short term debt	8,567	-
Accretion expense	168,638	-
Financing fees	26,966	-
Gain on extinguishment of convertible debts	(36,731)	-
Loss on settlement of convertible debts	97,489	-
Changes in non-cash working capital items:
Accounts receivable	(1,300)	(150)
Prepaid expenses	(38,400)	-
Accounts payable and accrued liabilities	45,956	12,304
Due to related parties	(1,358)	1,358
NET CASH USED IN OPERATING ACTIVITIES	(578,415)	(45,690)

CASH FLOWS FROM INVESTING ACTIVITIES
Software	(54,250)	(18,250)
NET CASH USED IN INVESTING ACTIVITIES	(54,250)	(18,250)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shares issued	1,149,798	145,812
Proceeds from issuance of convertible debt	300,000	-
Repayment of convertible debt	(312,240)	-
Convertible debt issuance costs	(28,250)	-
Collection of subscription receivable	24,500	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,133,808	145,812

NET INCREASE IN CASH	501,143	81,872
CASH AT BEGINNING OF THE PERIOD	81,872	-
CASH AT END OF THE PERIOD	$583,015	$81,872

Non-cash investing and financing activities:
Software included in accounts payable	$-	$3,250
Shares issued included in subscriptions receivable	$10,500	$24,500
Shares issued for prepaid expenses	$75,062	$-
Shares issued for settlement of debt	$38,500	$-
Shares issued with convertible debts	$33,000	$-
Equity portion of convertible debts	$10,167	$-
Warrants issued with convertible debt	$158,651	$-

The accompanying notes are an integral part of these audited financial statements

F-6

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Tego Cyber Inc. (the “Company”) was incorporated on September 6, 2019 in the State of Nevada. The Company has developed an automated threat intelligence defense platform that provides real-time protection against cyber-threats. The Company is focused on filling the cyber-security skills gap with automated cyber defense solutions, including a monthly software subscription to users of the multiple router and firewall manufacturers.

The Company’s head office is at at 8565 S. Eastern Ave. #150, Las Vegas, Nevada, 89123.

NOTE 2 – BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). In the opinion of management, the financial statements include all adjustments of a normal recurring nature necessary for a fair statement of the results for the period presented.

The accompanying financial statements have been prepared to present the balance sheet, the statement of operations and comprehensive loss, statement of changes in shareholders’ equity and the statement of cash flows of the Company for the year ended June 30, 2021. The accompanying audited financial statements have been prepared in accordance with US GAAP using Company-specific information where available and allocations and estimates where data is not maintained on a Company-specific basis within its books and records. Due to the allocations and estimates used to prepare the financial statements, they may not reflect the financial position, cash flows and results of operations of the Company in the future or its operations, cash flows and financial position.

The preparation of financial statements in accordance with US GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

NOTE 3 – GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of the business. The Company has incurred material losses from operations and has an accumulated deficit. At June 30, 2021, the Company had a working capital surplus of $652,296. For the year ended June 30, 2021, the Company sustained net losses and generated negative cash flows from operations. In March 2020, the World Health Organization recognized the outbreak of COVID-19 as a global pandemic. The COVID-19 pandemic and government actions implemented to contain the further spread of COVID-19 have severely restricted economic activity around the world. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. These adjustments could be material. The Company’s continuation as a going concern is contingent upon its ability to earn adequate revenues from operations and to obtain additional financing. There is no assurance that the Company will be able to obtain such financings or obtain them on favorable terms.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the financial statements.

Basis of Preparation

The accompanying financial statements have been prepared to present the balance sheet, the statement of operations and comprehensive loss, statement of changes in shareholders’ equity and statement of cash flows of the Company for the period ended June 30, 2021 and have been prepared in accordance with US GAAP.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

F-7

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. As at June 30, 2021, substantially all of the Company’s cash was held by major financial institutions located in the United States, which management believes are of high credit quality. With respect to accounts receivable, the Company extended credit based on an evaluation of the customer’s financial condition. The Company generally did not require collateral for accounts receivable and maintained an allowance for doubtful accounts of accounts receivable if necessary.

Cash

Cash consists of cash held at major financial institutions and is subject to insignificant risk of changes in value.

Receivables and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at net realizable value and do not bear interest. No allowance for doubtful accounts was made during the period ended June 30, 2021, based on management’s best estimate of the amount of probable credit losses in accounts receivable. The Company evaluates its allowance for doubtful accounts based upon knowledge of its customers and their compliance with credit terms. The evaluation process includes a review of customers’ accounts on a regular basis. The review process evaluates all account balances with amounts outstanding for more than 60 days and other specific amounts for which information obtained indicates that the balance may be uncollectible. As of June 30, 2021, there was no allowance for doubtful accounts and the Company does not have any off-balance-sheet credit exposure related to its customers.

Software

Software is stated at cost less accumulated amortization and is depreciated using the straight-line method over the estimated useful life of the asset. The estimated useful life of the asset is 5 years and is not depreciated until it is available for use by the Company.

Leases

The Company determines if an arrangement is a lease at inception. Operating and financing right-of-use assets and lease liabilities are included on the balance sheet. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate, based on the information available at the commencement date, in determining the present value of future lease payments. Right-of-use assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Operating lease expenses are recognized on a straight-line basis over the term of the lease, consisting of interest accrued on the lease liability and depreciation of the right-of-use asset. The lease terms may include options to extend or terminate the lease is it is reasonably certain the Company will exercise that option. As at June 30, 2021, the Company had no leases.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The Company’s financial instruments include cash, current receivables and payables. These financial instruments are measured at their respective fair values. The three levels are defined as follows:

Fair Value of Financial Instruments (continued)

Level 1 - inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

For cash, accounts receivable, accounts payable and accrued liabilities and due to related parties, it is management’s opinion that the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

F-8

For convertible debts, the carrying values, excluding any unamortized discounts, approximate the respective fair value. The convertible debts have been discounted to reflect their net present value as at June 30, 2021. The carrying values of embedded conversion features not considered to be derivative instruments were determined by allocating the remaining carrying value of the convertible debt after deducting the estimated carrying value of the liability portion.

Estimating fair value for warrants require determining the most appropriate valuation model which is dependent on the terms and conditions of the grant. This estimate requires determining the most appropriate inputs to the valuation model including the expected life of the warrant, volatility, dividend yield, and rate of forfeitures and making assumptions about them.

Revenue Recognition

Revenue from providing consulting and management services is recognized in a manner that reasonably reflects the delivery of services to customers in return for expected consideration and includes the following elements:

-	executed contracts with the Company’s customers that it believes are legally enforceable;

-	identification of performance obligations in the respective contract;

-	determination of the transaction price for each performance obligation in the respective contract;

-	allocation of the transaction price to each performance obligation; and

-	recognition of revenue only when the Company satisfies each performance obligation.

These five elements as applied to the Company’s consulting services results in revenue recorded as services are provided.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Foreign Currency Translation

The Company’s functional and reporting currency is United States dollars (“USD”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss).

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. If applicable, diluted earnings (loss) per share assume the conversion, exercise or issuance of all common stock instruments unless the effect is to reduce a loss or increase earnings (loss) per share. The Company had no dilutive securities for the year ended June 30, 2021.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-2, Simplifying the Accounting for Income Taxes which amends ASC 740 Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) did not or are not expected to have a material impact on the Company's present or future financial statements.

F-9

NOTE 5 – SOFTWARE

Balance, September 6, 2019 (Date of Inception)	$-
Additions	21,500
Depreciation	-
Balance, June 30, 2020	21,500
Additions	54,250
Depreciation	-
Balance, June 30, 2021	$75,750

As at June 30, 2021 and 2020, the software is not in use and no depreciation has been recorded for the periods then ended.

NOTE 6 – RELATED PARTY TRANSACTIONS

Related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Related parties are natural persons or other entities that have the ability, directly, or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

On the date of incorporation 8,000,000 shares were issued to directors and founders at par value as per the following in exchange for concept and services valued at $8,000: Shannon Wilkinson, Director, CEO, CFO, Secretary, Treasurer: 3,000,000; Troy Wilkinson, Director, President: 3,000,000; Michael De Valera, Director: 1,000,000; and Stephen Seminew, Co-Founder 1,000,000.

During the year ended June 30, 2021, there were transactions incurred between the Company and Shannon Wilkinson, Director, CEO, CFO, Secretary and Treasurer for management fees of $134,750 (June 30, 2020 - $29,700) and reimbursement of expenses incurred on behalf of the Company. As of June 30, 2021, included in due to related parties, is $Nil (June 30, 2020 - $1,308) due to this officer.

During the year ended June 30, 2021, there were transactions incurred between the Company and Chris White, Director and President of the Company for management fees of $32,500 (June 30, 2020 - $Nil). As of June 30, 2021, included in due to related parties, is $Nil (June 30, 2020 - $Nil) due to this officer.

During the year ended June 30, 2021, there were transactions incurred between the Company and other related parties for management fees of $Nil (June 30, 2020 - $5,000) and reimbursement of expenses incurred on behalf of the Company. As of June 20, 2021, included in due to related parties, is $Nil (June 30, 2020 - $50) due to them.

NOTE 7 – COMMON SHARES

At June 30, 2021, the Company’s authorized capital consisted of 50,000,000 of common shares with a $0.001 par value and 18,296,511 shares were issued and outstanding.

During the period ended June 30, 2020, the Company incurred the following transactions:

On November 4, 2019, the Company issued 8,000,000 shares to the founders with a fair value of $8,000 in exchange for services.

On November 15, 2019, the Company issued 1,000,000 shares to two non-related parties with a fair value of $10,000 in exchange for services.

During the period from November 15, 2019 to June 30, 2020, the Company completed various private placements whereby a total of 3,406,236 common shares were issued at a price of $0.05 per share for a total value of $170,312. As at June 30, 2020, $24,500 of the subscriptions still remained receivable.

F-10

During the year ended June 30, 2021, the Company incurred the following transactions:

During the period from July 2, 2020 to July 31, 2020, the Company completed various private placements whereby a total of 500,000 common shares were issued at a price of $0.05 per share for a total value of $25,000.

During the period from November 24, 2020 to June 30, 2021, the Company completed various private placements whereby a total of 4,541,190 common shares were issued at a price of $0.25 per share for a total value of $1,135,298. As at June 31, 2021, $10,500 of the subscriptions still remained receivable.

On December 28, 2020, the Company issued 110,000 shares to a non-related party at a price of $0.10 per share for a total value of $11,000 as commitment shares in exchange for services related to the issuance of convertible debt on Note 8 (c).

On March 29, 2021, the Company issued 88,000 shares to a non-related party at a price of $0.25 per share for a total value of $22,000 as debt issuance costs related to the issuance of convertible debt on Note 8 (d).

On March 29, 2021, the Company issued 100,000 shares to a director of the Company at a price of $0.25 per share for a total value of $25,000 in exchange for services.

On April 12, 2021, the Company issued 400,000 shares to a non-related party at a price of $0.25 per share for a total value of $100,000 in exchange for services. A portion of the services are yet to be incurred and have been recorded as prepaid expenses for a total value of $56,312.

On April 15, 2021, the Company issued 100,000 shares to a non-related party at a price of $0.25 per share for a total value of $25,000 in exchange for services. A portion of the services are yet to be incurred and have been recorded as prepaid expenses for a total value of $18,750.

On June 21, 2021, the Company issued 41,085 shares to a non-related party at a price of $0.73 per share for a total value of $30,000 as settlement of debt.

On June 25, 2021, the Company issued 10,000 shares to a non-related party at a price of $0.85 per share for a total value of $8,500 as settlement of debt.

Warrants

On December 28, 2020, the Company granted 1,100,000 warrants with a contractual life of two years and exercise price of $0.25 per share to a lender as part of the convertible debt financing transaction (Note 8 (b)). The warrants were valued at $145,744 using the Black Scholes Option Pricing Model.

On March 25, 2021, the Company granted 1,100,000 warrants with a contractual life of two years and exercise price of $0.25 per share to a lender as part of the convertible debt financing transaction (Note 8 (c)). The warrants were valued at $147,266 using the Black Scholes Option Pricing Model.

On April 22, 2021, the Company granted 506,838 warrants with a contractual life of two years and exercise price of $0.25 per share to a lender as part of the convertible debt financing transaction (Note 8 (a)). The warrants were valued at $399,087 using the Black Scholes Option Pricing Model.

On April 28, 2021, the Company granted 307,408 warrants with a contractual life of two years and exercise price of $0.25 per share to a lender as part of the convertible debt financing transaction (Note 8 (a)). The warrants were valued at $196,399 using the Black Scholes Option Pricing Model.

The Black Scholes Option Pricing Model assumptions used in the valuation of the warrants are outlined below. The stock price was based on recent issuances. Expected life was based on the expiry date of the warrants as the Company did not have historical exercise data of such warrants.

March 31, 2021
Stock price	$0.85 - $0.25
Risk-free interest rate	0.13% - 0.17%
Expected life	2 years
Expected dividend rate	0%
Expected volatility	102.03% - 206.63%

F-11

Continuity of the Company’s common stock purchase warrants issued and outstanding is as follows:

	Number of Warrants	Weighted Average Exercise Price
Outstanding, June 30, 2020	-	$-
Granted	3,014,246	0.25
Exercised	-	-
Expired	-	-
Outstanding, June 30, 2021	3,014,246	$0.25

As at June 30, 2021, the weighted average remaining contractual life of warrants outstanding was 1.21 years with an intrinsic value of $0.25.

NOTE 8 – CONVERTIBLE DEBTS

(a) On November 10, 2020, the Company issued a convertible debt in the principal amount of $20,000 each in exchange for cash. The convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days lapsed, is convertible at $0.10 per 1 common share, and has a maturity date of May 10, 2021. The carrying value of beneficial conversion features not considered to be derivative instruments were determined by allocating the intrinsic value of the conversion features from proceeds. As a result, total proceeds of $20,000 were allocated to the beneficial conversion feature, recorded as equity portions of convertible debt and there were no remaining proceeds available for allocation to the liability portion of the convertible debt. The convertible debt was discounted by the amounts allocated to the conversion features.

On April 22, 2021, the Company renegotiated the terms of the convertible debt in exchange for a new convertible debt in the principal amount of $55,245 at $50,684, with $4,561 original issue discount, for additional cash proceeds of $30,000 and surrender of the convertible note previously issued. In connection with the note, the Company issued 506,838 warrants exercisable at $0.25 per share, expiring on April 22, 2023. The warrants were calculated to have a relative fair value of $44,088. The convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days elapsed, is convertible at $0.10 per 1 common share, and matures on January 22, 2022. The terms of the new convertible debt were substantially different and deemed extinguished resulting in a gain of $18,049 recorded on extinguishment of convertible debt.

The proceeds were allocated between the convertible debt and warrants on a relative fair value basis, and the issuance costs were proportioned accordingly. The fair value of the convertible debt was calculated using the present value of the debt and related interest at 12% incremental borrowing rate as the discount rate. The warrants were valued using the Black Scholes Option Pricing Model (Note 7).

The carrying value of beneficial conversion features not considered to be derivative instruments was determined by allocating $5,912 for the intrinsic value of the conversion features from the remaining proceeds allocated to the convertible debt after deducting the amount allocated to the warrants. As such, there were no remaining proceeds available for allocating to the liability portion of the convertible debt. As at June 30, 2021, the carrying value of this convertible debt was $14,374 (June 30, 2020 - $Nil) net of $40,871 unamortized discounts.

(b) On November 10, 2020, the Company issued a convertible debt in the principal amount of $20,000 each in exchange for cash. The convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days lapsed, is convertible at $0.10 per 1 common share, and has a maturity date of May 10, 2021. The carrying value of beneficial conversion features not considered to be derivative instruments were determined by allocating the intrinsic value of the conversion features from proceeds. As a result, total proceeds of $20,000 were allocated to the beneficial conversion feature, recorded as equity portions of convertible debt and there were no remaining proceeds available for allocation to the liability portion of the convertible debt. The convertible debt was discounted by the amounts allocated to the conversion features.

On April 28, 2021, the Company renegotiated the terms of the convertible debt in exchange for a new convertible debt in the principal amount of $33,508 at $30,741, with $$2,767 original issue discount, for additional cash proceeds of $10,000 and surrender of the convertible note previously issued. In connection with the note, the Company issued 307,408 warrants exercisable at $0.25 per share, expiring on April 28, 2023. The warrants were calculated to have a relative fair value of $25,745. The convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days elapsed, is convertible at $0.10 per 1 common share, and matures on January 28, 2022. The terms of the new convertible debt were substantially different and deemed extinguished resulting in a gain of $18,682 recorded on extinguishment of convertible debt.

The proceeds were allocated between the convertible debt and warrants on a relative fair value basis, and the issuance costs were proportioned accordingly. The fair value of the convertible debt was calculated using the present value of the debt and related interest at 12% incremental borrowing rate as the discount rate. The warrants were valued using the Black Scholes Option Pricing Model (Note 7).

F-12

The carrying value of beneficial conversion features not considered to be derivative instruments was determined by allocating $4,255 for the intrinsic value of the conversion features from the remaining proceeds allocated to the convertible debt after deducting the amount allocated to the warrants. As such, there were no remaining proceeds available for allocating to the liability portion of the convertible debt. As at June 30, 2021, the carrying value of this convertible debt was $8,247 (June 30, 2020 - $Nil) net of $25,261 unamortized discounts.

(c) On December 28, 2020, the Company entered into a securities purchase agreement with a non-related party. Pursuant to this agreement, the Company issued a convertible debt in the principal amount of $120,000 at $110,000 with $10,000 original issue discount. In connection with this note, the Company paid an additional $15,000 in cash transaction costs, issued 110,000 common shares valued at $11,000 in transaction costs, and issued 1,100,000 warrants exercisable at $0.25 per share, expiring on December 28, 2022. The warrants were calculated to have a fair value of $67,555, which was reduced by the equity components of the transaction costs of $20,657, leaving a value of $46,898 as at March 31, 2021. This convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days lapsed, is convertible at $0.10 per 1 common share, and matures on September 28, 2021.

The proceeds were allocated between the convertible debt and warrants on a relative fair value basis, and the issuance costs were proportioned accordingly. The fair value of the convertible debt was calculated using the present value of the debt and related interest at 12% incremental borrowing rate as the discount rate. The warrants were valued using the Black Scholes Option Pricing Model (Note 7).

The carrying value of beneficial conversion features not considered to be derivative instruments was determined by allocating $41,961 for the intrinsic value of the conversion features from the remaining proceeds allocated to the convertible debt after conducting the amount allocated to the warrants. As such, there were no remaining proceeds available for allocating to the liability portion of the convertible debt.

On June 18, 2021, the Company settled the convertible debt with a payment of $165,360 resulting in a loss on settlement of convertible debt of $41,037.

(d) On March 25, 2021, the Company entered into a securities purchase agreement with a non-related party. Pursuant to this agreement, the Company issued a convertible debt in the principal amount of $120,000 at $110,000 with $10,000 original issue discount. In connection with this note, the Company paid an additional $13,250 in cash transactions, issued 88,000 common shares valued at $22,000 in transaction costs, and issued 1,100,000 warrants exercisable at $0.25 per share, expiring on March 25, 2023. The warrants were calculated to have a fair value of $74,026, which was reduced by the equity components of the transaction costs of $32,106, leaving a value of $41,920 as at March 31, 2021. This convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days lapsed, is convertible at $0.10 per 1 common share, and matures in nine months on December 25, 2021.

The proceeds were allocated between the convertible debt and warrants on a relative fair value basis, and the issuance costs were proportioned accordingly. The fair value of the convertible debt was calculated using the present value of the debt and related interest at 12% incremental borrowing rate as the discount rate. The warrants were valued using the Black Scholes Option Pricing Model (Note 7).

The carrying value of beneficial conversion features not considered to be derivative instruments was determined by allocating $42,492 for the intrinsic value of the conversion features from the remaining proceeds allocated to the convertible debt after conducting the amount allocated to the warrants. As such, there were no remaining proceeds available for allocating to the liability portion of the convertible debt.

On June 29, 2021, the Company settled the convertible debt with a payment of $146,880 resulting in a loss on settlement of convertible debt of $56,452.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company leases its corporate office located at 8565 S. Eastern Ave. #150, Las Vegas, Nevada. The initial lease term is for 12 months commencing on September 8, 2019 after which the term is on a month-to-month basis. After the initial term, the Company may cancel the lease agreement at any time by providing 30 days written notice. The Company has elected the short-term lease practical expedient of 12 months and has not recorded a lease.

NOTE 10 – INCOME TAXES

As of June 30, 2021, the Company was in a loss position; therefore no deferred tax liability was recognized related to the undistributed earnings subject to withholding tax.

Net operating loss carry forward of the Company, amounted to $701,884 (June 30, 2020 - $79,527) for the period ended June 30, 2021. The net operating loss carry forwards are available to be utilized against future taxable income for years through calendar year 2041. In assessing the reliability of deferred income tax assets, management considers whether it is more likely than not that

F-13

some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled projected future taxable income, and tax planning strategies in making this assessment.

NOTE 11 – SUBSEQUENT EVENTS

Subsequent to June 30, 2021, the Company completed various private placements whereby a total of 5,458,810 common shares were issued at a price of $0.25 per share for a total value of $1,364,703.

TEGO CYBER INC.

INTERIM CONDENSED BALANCE SHEET

AS AT MARCH 31, 2022 AND JUNE 30, 2021

(Expressed in US Dollars)

(Unaudited)

	March 31, 2022	June 30, 2021
ASSETS
Current assets
Cash	$522,800	$583,015
Accounts receivable	1,150	1,450
Prepaid expenses	138,098	113,462
Total current assets	662,048	697,927
Computer equipment, net	2,939	-
Software	319,400	75,750
TOTAL ASSETS	$984,387	$773,667

LIABILITIES & SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$31,275	$23,010
Convertible debts	-	22,621
TOTAL LIABILITIES	31,275	45,631
SHAREHOLDERS’ EQUITY
Common shares 50,000,000 shares authorized $0.001 par value 25,108,044 shares issued and outstanding at March 31, 2022 18,296,511 shares issued and outstanding at June 30, 2021	25,108	18,297
Additional paid in capital	3,836,136	1,720,631
Subscriptions receivable	-	(10,500)
Accumulated deficit	(2,908,132)	(1,000,382)
TOTAL SHAREHOLDERS’ EQUITY	953,112	728,046
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$984,387	$773,677

The accompanying notes are an integral part of these financial statements.

F-2

TEGO CYBER INC.

INTERIM CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE PERIODS ENDED MARCH 31, 2022 AND 2021

(Expressed in US Dollars)

(Unaudited)

	3-Months Ended March 31, 2022	3-Months Ended March 31, 2021	9-Months Ended March 31, 2022	9-Months Ended March 31, 2021
REVENUE
Consulting fees	$-	$900	$1,050	$4,700
Subscription services	2,500	-	2,500	-
	2,500	900	3,550	4,700

OPERATING EXPENSES
Adverting and promotion	30,407	11,062	120,690	30,607
Amortization	1,238	-	1,562	-
Contractors and consultants	159,562	3,400	399,813	3,400
Interest and bank charges	346	3,814	6,082	5,547
Insurance	-	-	6,920	-
Investor relations and shareholder communication	59,136	2,749	180,064	5,498
Legal and accounting	45,435	17,820	197,442	101,810
Management fees	29,250	49,500	156,750	106,000
Office and administration	232	1,107	6,770	3,357
Share based compensation	386,449	-	386,449	-
Software subscription and platform costs	19,348	-	53,738	-
Subscriptions and dues	176	283	3,331	579
Transfer agent and filing fees	10,805	35,250	32,009	44,246
Travel, meals and entertainment	8,434	750	20,775	1,242
Wages and benefits	121,110	-	272,773	-
TOTAL OPERATING EXPENSES	874,018	125,735	1,845,168	302,286
LOSS FROM OPERATIONS	(871,518)	(124,835)	(1,841,618)	(297,586)
OTHER INCOME (EXPENSE)
Accretion expense	-	(59,213)	(66,132)	(71,724)
Financing fees	-	(15,482)	-	(26,966)
TOTAL OTHER INCOME (EXPENSE)	-	(74,695)	(66,132)	(98,690)
NET LOSS	$(871,518)	$(199,530)	$(1,907,750)	$(396,276)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.04)	$(0.02)	$(0.09)	$(0.03)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	19,412,280	13,152,503	22,440,139	12,964,601

The accompanying notes are an integral part of these financial statements

F-3

TEGO CYBER INC.

INTERIM CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIODS ENDED MARCH 31, 2022 AND 2021

(Expressed in US Dollars)

(Unaudited)

	Number of Shares	Common Stock	Additional Paid-In Capital	Subscriptions Receivable	Accumulated Deficit	Total Shareholder’s Equity
Balance, June 30, 2020	12,406,236	$12,406	$175,906	$(24,500)	$(77,202)	$86,610
Private placement	696,000	696	73,304	16,500	-	90,500
Shares issued for services	100,000	100	24,900	-		25,000
Shares issued as transaction costs for convertible debts	198,000	198	32,802	-	-	33,000
Equity portion of convertible debts	-	-	124,453	-	-	124,453
Warrants issued with convertible debts	-	-	88,818	-	-	88,818
Net loss for period	-	-	-	-	(396,276)	(396,276)
Balance, March 31, 2021	13,400,236	$13,400	$520,183	$(8,000)	$(473,478)	$52,105

Balance, June 30, 2021	18,296,511	$18,297	$1,720,631	$(10,500)	$(1,000,382)	$728,046
Shares issued for cash	5,558,810	5,559	1,409,143	10,500	-	1,425,202
Shares issued for services	179,550	180	132,578	-	-	132,758
Shares issued for settlement of convertible debt	937,151	937	92,778	-	-	93,715
Shares issued as prepaid expenses	136,022	135	94,557	-	-	94,692
Share based compensation	-	-	386,449	-	-	386,449
Net loss for period	-	-	-	-	(1,907,750)	(1,907,750)
Balance, March 31, 2022	25,108,044	$25,108	$3,836,136	$-	$(2,908,132)	$953,112

The accompanying notes are an integral part of these financial statements

F-4

TEGO CYBER INC.

INTERIM CONDENSED STATEMENT OF CASH FLOWS

FOR THE PERIODS ENDED MACRH 31, 2022 AND MARCH 31, 2021

(Expressed in US Dollars)

(Unaudited)

	9-Months Ended March 31, 2022	9-Months Ended March 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,907,750)	$(396,276)
Items not affecting cash
Accretion expense on convertible debts	66,132	71,725
Amortization	1,562	-
Financing fees	-	26,965
Interest on short term debt	4,962	-
Shares issued for services	132,757	25,000
Shares based compensation	386,449
Changes in non-cash working capital items:
Accounts receivable	300	(1,000)
Prepaid expenses	70,057	-
Accounts payable and accrued liabilities	8,265	16,336
Due to related parties	-	(1,358)
NET CASH USED IN OPERATING ACTIVITIES	(1,237,266)	(258,608)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of computer equipment	(4,501)	-
Acquisition of software	(243,650)	(39,250)
NET CASH USED IN INVESTING ACTIVITIES	(248,151)	(39,250)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shares issued	1,425,202	74,000
Proceeds from convertible debt	-	260,000
Convertible debt issuance costs	-	(28,250)
Collection of subscription receivable	-	16,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,425,202	322,250

NET INCREASE (DECREASE) IN CASH	(60,215)	24,392
CASH AT BEGINNING OF THE PERIOD	583,015	81,872
CASH AT END OF THE PERIOD	$522,800	$106,264

Non-cash investing and financing activities:
Software included in accounts payable and accrued liabilities	$-	$5,000
Shares issued for prepaid expenses	$94,693	$-
Shares issued with convertible debt	$-	$33,000
Warrant issued with convertible debt	$-	$88,818
Equity portion of convertible debts	$-	$124,453

The accompanying notes are an integral part of these audited financial statements

F-5

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Tego Cyber Inc. (the “Company”) was incorporated on September 6, 2019 in the State of Nevada. The Company was created to capitalize on the emerging cyber threat intelligence market. It has developed a cyber threat intelligence application that integrates with top end security platforms to gather, analyze, then proactively identify threats to an enterprise network. The Tego Guardian Threat Intelligence Platform takes in vetted and curated threat data and after utilizing a proprietary process, the platform compiles, analyzes, and then delivers that data to an enterprise network in a format that is timely, informative, and relevant. The threat data provides additional context including specific details needed to identify and counteract threats so that security teams can spend less time searching for disparate information. The first version of the application integrated with the widely accepted Splunk SIEM to provide real-time threat intelligence to macro enterprises using the Splunk architecture. The Company plans on developing future versions of the Tego Guardian app for integration with other established SIEM systems and platforms including: Elastic, IBM QRadar, AT&T Cybersecurity, Exabeam, and Google Chronical. The Company also offer advanced cybersecurity consulting services including vulnerability assessments, penetration testing, vCISO services, dark web monitoring, cybersecurity policy creation and employee training.

The Company’s head office is at 8565 S. Eastern Ave. #150, Las Vegas, Nevada, 89123.

NOTE 2 – BASIS OF PRESENTATION

The accompanying interim condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to US GAAP rules and regulations for presentation of interim financial information. Therefore, the unaudited interim condensed financial statements should be read in conjunction with the financial statements and the notes thereto, included in the Company’s audited financial statements for the year ended June 30, 2021. Current and future financial statements may not be directly comparable to the Company’s historical financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended June 30, 2021. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended March 31, 2022 are not necessarily indicative of the results that may be expected for the year ending June 30, 2022.

NOTE 3 – GOING CONCERN UNCERTAINTY

The accompanying unaudited interim financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of the business. The Company has incurred material losses from operations and has an accumulated deficit. At March 31, 2022, the Company had a working capital surplus of $630,773 and has an accumulated deficit of $2,908,132. For the period ended March 31, 2022, the Company sustained net losses and generated negative cash flows from operations. In March 2020, the World Health Organization recognized the outbreak of COVID-19 as a global pandemic. The COVID-19 pandemic and government actions implemented to contain the further spread of COVID-19 have severely restricted economic activity around the world. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. These adjustments could be material. The Company’s continuation as a going concern is contingent upon its ability to earn adequate revenues from operations and to obtain additional financing. There is no assurance that the Company will be able to obtain such financings or obtain them on favorable terms.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the interim condensed financial statements. The interim condensed financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the interim condensed financial statements.

F-6

Basis of Preparation

The accompanying interim condensed financial statements have been prepared to present the balance sheet, the statement of operations and comprehensive loss, statement of changes in shareholders’ equity and statement of cash flows of the Company for the nine-month period ended March 31, 2022 and have been prepared in accordance with US GAAP.

Use of Estimates

In preparing the interim condensed financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the interim condensed financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. As at March 31, 2022, substantially all of the Company’s cash was held by major financial institutions located in the United States, which management believes are of high credit quality. With respect to accounts receivable, the Company extended credit based on an evaluation of the customer’s financial condition. The Company generally did not require collateral for accounts receivable and maintained an allowance for doubtful accounts of accounts receivable if necessary.

Cash

Cash consists of cash held at major financial institutions and is subject to insignificant risk of changes in value.

Receivables and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at net realizable value and do not bear interest. No allowance for doubtful accounts was made during the nine-month period ended March 31, 2022, based on management’s best estimate of the amount of probable credit losses in accounts receivable. The Company evaluates its allowance for doubtful accounts based upon knowledge of its customers and their compliance with credit terms. The evaluation process includes a review of customers’ accounts on a regular basis. The review process evaluates all account balances with amounts outstanding for more than 60 days and other specific amounts for which information obtained indicates that the balance may be uncollectible. As of March 31, 2022, there was no allowance for doubtful accounts and the Company does not have any off-balance-sheet credit exposure related to its customers.

Software

Software is stated at cost less accumulated amortization and is depreciated using the straight-line method over the estimated useful life of the asset. The estimated useful life of the asset is 5 years and is not depreciated until it is available for use by the Company.

Leases

The Company determines if an arrangement is a lease at inception. Operating and financing right-of-use assets and lease liabilities are included on the balance sheet. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate, based on the information available at the commencement date, in determining the present value of future lease payments. Right-of-use assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Operating lease expenses are recognized on a straight-line basis over the term of the lease, consisting of interest accrued on the lease liability and depreciation of the right-of-use asset. The lease terms may include options to extend or terminate the lease is it is reasonably certain the Company will exercise that option.

F-7

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The Company’s financial instruments include cash, current receivables and payables, convertible debts, and warrants. These financial instruments are measured at their respective fair values.

The three levels are defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

For cash, accounts receivable, accounts payable and due to related parties, it is management’s opinion that the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

For convertible debts, the carrying values, excluding any unamortized discounts, approximate the respective fair value. The convertible debts have been discounted to reflect their net present value as at the period ended. The carrying values of embedded conversion features not considered to be derivative instruments were determined by allocating the remaining carrying value of the convertible debt after deducting the estimated carrying value of the liability portion.

Estimating fair value for warrants require determining the most appropriate valuation model which is dependent on the terms and conditions of the grant. This estimate requires determining the most appropriate inputs to the valuation model including the expected life of the warrant, volatility, dividend yield, and rate of forfeitures and making assumptions about them.

Revenue Recognition

Revenue from providing consulting and management services is recognized in a manner that reasonably reflects the delivery of services to customers in return for expected consideration and includes the following elements:

-	executed contracts with the Company’s customers that it believes are legally enforceable;
-	identification of performance obligations in the respective contract;
-	determination of the transaction price for each performance obligation in the respective contract;
-	allocation of the transaction price to each performance obligation; and
-	recognition of revenue only when the Company satisfies each performance obligation.

These five elements as applied to the Company’s consulting services results in revenue recorded as services are provided.

F-8

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Foreign Currency Translation

The Company’s functional and reporting currency is United States dollars (“USD”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss).

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. If applicable, diluted earnings (loss) per share assume the conversion, exercise or issuance of all common stock instruments unless the effect is to reduce a loss or increase earnings per share. The Company had no dilutive securities for the three-month and nine-month period ended March 31, 2022.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) did not or are not expected to have a material impact on the Company’s present or future financial statements.

NOTE 5 – SOFTWARE

Balance, June 30, 2020	$21,500
Additions	54,250
Depreciation	-
Balance, June 30, 2021	75,750
Additions	243,650
Depreciation	-
Balance, March 31, 2022	$319,400

As at March 31, 2022, the software is not yet being used or generating revenue and therefore no depreciation has been recorded.

NOTE 6 – RELATED PARTY TRANSACTIONS

Related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Related parties are natural persons or other entities that have the ability, directly, or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

F-9

During the nine month period ended March 31, 2022, there were transactions incurred between the Company and Shannon Wilkinson, Director, CEO, CFO, Secretary and Treasurer of the Company, for management fees and contractor fees for a total of $66,500 (March 31, 2021 - $81,000) and net wages of $34,099 (March 31, 2021 - $Nil).

During the nine month period ended March 31, 2022, there were transactions incurred between the Company and Troy Wilkinson, Director and President of the Company, for management fees and contractor fees for a total of $107,500 (March 31, 2021 - $Nil).

During the nine month period ended March 31, 2021, there were transactions incurred between the Company and Chris White, Director and CISO of the Company, for management fees of $12,500 (March 31, 2021 - $Nil) and net wages of $25,620 (March 31, 2021 - $Nil).

NOTE 7 – COMMON SHARES

Common Stock

At March 31, 2022, the Company’s authorized capital consisted of 50,000,000 of common shares with a $0.001 par value and 25,108,044 shares were issued and outstanding.

During the nine month period ended March 31, 2022, the Company incurred the following transactions:

During the nine month period ended March 31, 2022, the Company completed various private placements whereby a total of 5,458,810 common shares were issued at a price of $0.25 and 100,000 common shares were issued at a price of $0.50 per share for a total value of $1,425,202.

On October 15, 2021, the Company issued 125,000 common shares at a price of $0.80 per share for prepaid marketing services valued at $100,000. During the nine month period ended March 31, 2022, $75,138 was amortized and recorded as advertising and promotion expenses.

On October 28, 2021, the Company issued 28,572 common shares at a price of $0.70 per share for legal services valued at $20,000.

On December 8, 2021, the Company issued 50,000 common shares at a price of $0.71 per share for prepaid consulting services valued at $35,250. During the nine month period ended March 31, 2022, $14,526 was amortized and recorded as consulting expenses.

On December 31, 2021, the Company issued 937,151 common shares for the conversion of debt at a conversion price of $0.10 per share for a total value of $93,715. (Note 8)

On January 1, 2022, the Company issued 100,000 common shares at a price of $0.65 per share for prepaid consulting services valued at $65,000. During the nine month period ended March 31, 2022, $15,893 was amortized and recorded as consulting expenses.

On March 25, 2022, the Company issued 12,000 common shares at a price of $0.60 per share for services valued at $7,200.

During the nine month period ended March 31, 2021, the Company incurred the following transactions:

During the period from July 2, 2020 to July 31, 2020, the Company completed various private placements whereby a total of 500,000 common shares were issued at a price of $0.05 per share for a total value of $25,000.

During the period from November 24, 2020 to March 31, 2021, the Company completed various private placements whereby a total of 196,000 common shares were issued at a price of $0.25 per share for a total value of $49,500.

F-10

On December 28, 2020, the Company issued 110,000 shares to a non-related party at a price of $0.10 per share for a total value of $11,000 as commitment shares in exchange for services related to the issuance of convertible debt on Note 8 (b).

On March 29, 2021, the Company issued 88,000 shares to a non-related party at a price of $0.25 per share for a total value of $12,000 as debt issuance costs related to the issuance of convertible debt on Note 8 (c).

On March 29, 2021, the Company issued 100,000 shares to a director of the Company at a price of $0.25 per share for a total value of $25,000 in exchange for services.

Warrants

On December 28, 2020, the Company granted 1,100,000 warrants with a contractual life of two years and exercise price of $0.25 per share to a lender as part of the convertible debt financing transaction (Note 8 (b)). The warrants were valued at $145,744 using the Black Scholes Option Pricing Model.

On March 25, 2021, the Company granted 1,100,000 warrants with a contractual life of two years and exercise price of $0.25 per share to a lender as part of the convertible debt financing transaction (Note 8 (c)). The warrants were valued at $147,266 using the Black Scholes Option Pricing Model.

On April 22, 2021, the Company granted 506,838 warrants with a contractual life of two years and exercise price of $0.25 per share to a lender as part of the convertible debt financing transaction (Note 8 (a)). The warrants were valued at $399,087 using the Black Scholes Option Pricing Model.

On April 28, 2021, the Company granted 307,408 warrants with a contractual life of two years and exercise price of $0.25 per share to a lender as part of the convertible debt financing transaction (Note 8 (a)). The warrants were valued at $196,399 using the Black Scholes Option Pricing Model.

The following is a continuity schedule for the Company’s outstanding warrants:

	Number of Warrants	Weighted Average Exercise Price
Outstanding, June 30, 2021	3,014,246	$0.25
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding, March 31, 2022	3,014,246	$0.25

Stock Options

On December 8, 2021, the Board of Directors of the Company approved the adoption of the 2021 Equity Compensation Plan (the “Equity Compensation Plan”) to provide employees, certain consultants and advisors who perform services for the Company, and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards.

During the nine month period ended March 31, 2022 the Company issued a total of 6,000,000 non-qualified stock options (the “options”) to directors, officers and certain key consultants. The options are subject to the terms and conditions of the Equity Compensation Plan. All granted options are subject to a five-year vesting schedule equal to 20% per year starting on the 1st day of each year following the effective date. All options have an exercise price of $0.65 which was the closing price of the Company’s common stock on the day the day grant. As of March 31, 2022 none of the options had vested.

F-11

The following is a continuity schedule for the Company’s outstanding non-qualified stock options:

	Number of options	Weighted average exercise price
Outstanding, June 30, 2021	-	USD	-
Granted	6,000,000	USD	0.65
Exercised	-	USD	-
Cancelled	-	USD	-
Outstanding, March 31, 2021	6,000,000	USD	0.65

As at March 31, 2022, the Company had the following stock options outstanding:

Grant Date	Number Outstanding	Number Exercisable	Exercise Price		Weighted Average Life (years)	Expiry Date
January 3, 2022	125,000	-	USD	0.65	9.77	January 3, 2032
January 4, 2022	5,875,000	-	USD	0.65	9.77	January 4, 2032
Total	6,000,000	-	USD	0.65	9.77

During the period ended March 31, 2022, the Company recorded $386,449 as share-based compensation.

The fair value of the options granted during the nine month period ended March 31, 2022 was estimated on the date of the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

Expected volatility	106.83%
Expected option life (years)	10
Risk-free interest rate (10-year U.S. treasury yield)	1.63 - 1.66%
Expected dividend yield	0%

Performance Stock Units

On December 8, 2021, the Board of Directors of the Company approved the adoption of the 2021 Equity Compensation Plan (the “Equity Compensation Plan”) to provide employees, certain consultants and advisors who perform services for the Company, and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards.

During the nine month period ended March 31, 2022 the Company issued a total of 4,000,000 performance stock units (“performance units”) to directors, officers and certain key consultants. The performance units are subject to the terms and conditions of the Equity Compensation Plan. The performance units will be earned and vest upon reaching certain market capitalization goals during the performance period ending on December 31, 2026. As of March 31, 2022, none of the performance stock units had vested and $Nil share-based compensation expense was recorded.

The following is a continuity schedule for the Company’s outstanding performance stock units:

	Number of Options	Weighted Average Exercise Price
Outstanding, June 30, 2021	-	$-
Granted	4,000,000	-
Released	-	-
Forfeited or cancelled	-	-
Outstanding, March 31, 2022	4,000,000	$-

F-12

NOTE 8 – CONVERTIBLE DEBTS

(a)

On November 10, 2020, the Company issued a convertible debt in the principal amount of $20,000 each in exchange for cash. The convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days lapsed, is convertible at $0.10 per 1 common share, and has a maturity date of May 10, 2021. The carrying value of beneficial conversion features not considered to be derivative instruments were determined by allocating the intrinsic value of the conversion features from proceeds. As a result, total proceeds of $20,000 were allocated to the beneficial conversion feature, recorded as equity portions of convertible debt and there were no remaining proceeds available for allocation to the liability portion of the convertible debt. The convertible debt was discounted by the amounts allocated to the conversion features.

On April 22, 2021, the Company renegotiated the terms of the convertible debt in exchange for a new convertible debt in the principal amount of $55,245 at $50,684, with $4,561 original issue discount, for additional cash proceeds of $30,000 and surrender of the convertible note previously issued. In connection with the note, the Company issued 506,838 warrants exercisable at $0.25 per share, expiring on April 22, 2023. The warrants were calculated to have a relative fair value of $44,088. The convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days elapsed, is convertible at $0.10 per 1 common share, and matures on January 22, 2022. The terms of the new convertible debt were substantially different and deemed extinguished resulting in a gain of $18,049 recorded on extinguishment of convertible debt.

The proceeds were allocated between the convertible debt and warrants on a relative fair value basis, and the issuance costs were proportioned accordingly. The fair value of the convertible debt was calculated using the present value of the debt and related interest at 12% incremental borrowing rate as the discount rate. The warrants were valued using the Black Scholes Option Pricing Model (Note 7).

The carrying value of beneficial conversion feature not considered to be a derivative instrument was determined by allocating $5,912 for the intrinsic value of the conversion features from the remaining proceeds allocated to the convertible debt after deducting the amount allocated to the warrants. As such, there were no remaining proceeds available for allocating to the liability portion of the convertible debt.

On December 31, 2021 the outstanding balance of the convertible debt and accrued interest was converted in exchange for 583,936 common shares at a conversion price of $0.10 per share for a total value of $58,394. As at March 21, 2022, the carrying value of this convertible debt was $nil (June 30, 2021 - $14,374).

(b)

On November 10, 2020, the Company issued a convertible debt in the principal amount of $20,000 in exchange for cash. The convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days lapsed, is convertible at $0.10 per 1 common share, and has a maturity date of May 10, 2021. The carrying value of beneficial conversion features not considered to be derivative instruments were determined by allocating the intrinsic value of the conversion features from proceeds. As a result, total proceeds of $20,000 were allocated to the beneficial conversion feature, recorded as equity portions of convertible debt and there were no remaining proceeds available for allocation to the liability portion of the convertible debt. The convertible debt was discounted by the amounts allocated to the conversion features.

On April 28, 2021, the Company renegotiated the terms of the convertible debt in exchange for a new convertible debt in the principal amount of $33,508 at $30,741, with $2,767 original issue discount, for additional cash proceeds of $10,000 and surrender of the convertible note previously issued. In connection with the note, the Company issued 307,408 warrants exercisable at $0.25 per share, expiring on April 28, 2023. The warrants were calculated to have a relative fair value of $25,745. The convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days elapsed, is convertible at $0.10 per 1 common share, and matures on January 28, 2022. The terms of the new convertible debt were substantially different and deemed extinguished resulting in a gain of $18,682 recorded on extinguishment of convertible debt.

F-13

The proceeds were allocated between the convertible debt and warrants on a relative fair value basis, and the issuance costs were proportioned accordingly. The fair value of the convertible debt was calculated using the present value of the debt and related interest at 12% incremental borrowing rate as the discount rate. The warrants were valued using the Black Scholes Option Pricing Model (Note 7).

The carrying value of beneficial conversion features not considered to be derivative instruments was determined by allocating $4,255 for the intrinsic value of the conversion features from the remaining proceeds allocated to the convertible debt after deducting the amount allocated to the warrants. As such, there were no remaining proceeds available for allocating to the liability portion of the convertible debt.

On December 31, 2021 the outstanding balance of the convertible debt and accrued interest was converted in exchange for 353,215 common shares at a conversion price of $0.10 per share for a total value of $35,321. As at March 31, 2022, the carrying value of this convertible debt was $nil (June 30, 2021 - $8,247).

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company leases its corporate office located at 8565 S. Eastern Ave. #150, Las Vegas, Nevada. The initial lease term is for 12 months commencing on September 8, 2019 after which the term is on a month-to-month basis. After the initial term, the Company may cancel the lease agreement at any time by providing 30 days written notice. The Company has elected the short-term lease practical expedient of 12 months and has not recorded a lease.

NOTE 10 – INCOME TAXES

As of March 31, 2022, the Company was in a loss position; therefore, no deferred tax liability was recognized related to the undistributed earnings subject to withholding tax.

Net operating loss carry forward of the Company, amounted to $2,552,102 for the nine month period ended March 31, 2022 (June 30, 2021 - $741,817). The net operating loss carry forwards are available to be utilized against future taxable income for years through calendar year 2041. In assessing the reliability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled projected future taxable income, and tax planning strategies in making this assessment.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all such expenses.

Audit fees and expenses	$7,500.00
Legal fees and expenses	$20,000.00
Transfer agent and registration fees	$2,500.00
Total	$30,000	*
* Estimate Only

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for the indemnification of our officers and directors to the extent provided by the Nevada Revised Statutes (“NRS”), as follows.

Nevada Revised Statutes

Pursuant to Section 78.7502(1) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees, judgments, fines, and settlements actually and reasonably incurred by the officer or director in connection with the action, suit or proceeding if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the officer or director is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe that his or her conduct was unlawful.

Pursuant to Section 78.7502(2) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees and settlements actually and reasonably incurred by the officer or director in connection with the defense or settlement of the action or suit if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which an officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on an exemption from registration, discussed below:

On November 4, 2019, the Company issued 8,000,000 shares to the founders with a fair value of $8,000 in exchange for concept development and services valued at $8,000.

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On November 15, 2019, the Company issued 500,000 restricted common shares valued at $5,000 to a non-related party in exchange for services.

On November 15, 2019, the Company issued 500,000 restricted common shares valued at $5,000 to a non-related party in exchange for services.

On December 28, 2020, the Company issued 110,000 restricted common shares valued at $11,000 to a non-related party for transaction costs associated with a convertible debt.

On March 29, 2021, the Company issued 88,000 restricted common shares valued at $22,000 to a non-related party for transaction costs associated with a convertible debt.

On March 29, 2021, the Company issued 100,000 restricted common valued at $25,000 to Chris C. White as a share bonus for joining board of directors of the Company.

On April 12, 2021, the Company issued 400,000 restricted common shares valued at $100,000 to a non-related party in exchange for services.

On April 15, 2021, the Company issued 100,000 restricted common shares valued at $25,000 to a non-related party in exchange for services.

On June 21, 2021, the Company issued 41,085 restricted common shares valued at $30,000 to a non-related party in exchange for services.

On June 25, 2021, the Company issued 10,000 restricted common shares value at $8,500 to a non-related party in settlement of debt.

On October 15, 2021, the Company issued 125,000 restricted common shares valued at $100,000 to a non-related party in exchange for services.

On October 18, 2021, the Company issued 28,572 restricted common shares valued at $20,000 to a non-related party in exchange for services.

On December 8, 2021, the Company issued 50,000 restricted common shares valued at $35,250 to a non-related party in exchange for services.

On December 31, 2021, the Company issued 353,215 restricted common shares valued at $35,30,000 to a non-related party in exchange for services.

On December 31, 2021, the outstanding balance of a convertible debt plus accrued interest was settled in full in exchange for 583,936 restricted common shares at a conversion price of $0.10 per share for a total value of $58,394.

On December 31, 2021, the outstanding balance of a convertible debt plus accrued interest was settled in full in exchange for 353,215 common shares at a conversion price of $0.10 per share for a total value of $35,321

On January 1, 2022, the Company issued 100,000 restricted common shares valued at $65,000 to a non-related party in exchange for services.

On March 25, 2022, the Company issued 12,000 restricted common shares valued at $7,200 to a non-related party in exchange for services.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

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(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(a)(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of  the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(a)(2) of the Securities Act.

(d) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 504 and Section 4(a)(2) of the Securities Act. We made this determination in part based on the fact that, at the time of each sale of stock, the Company was not a blank check company, did not have to file reports under the Securities Exchange Act of 1934 and sales of our stock under this exemption did not exceed $1,000,000 of our securities in any 12-month period. Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 504 and Section 4(a)(2) of the Securities Act.

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EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation filed with the Nevada Secretary of State on September 6, 2019 (2)
3.2	Bylaws (2)
4.1	2021 Equity Compensation Plan (3)
5.1	Opinion of Lockett + Horwitz regarding the legality of the securities being registered (1)
10.1	Compilation of Website or Software Development Agreement and Addendum between Company and Cistck, dated June 4, 2020 (4)
10.2	Compilation of FirstFire Global Opportunities Fund, LLC Securities Purchase Agreement, Convertible Promissory Note and Other Agreements (5)
10.3	Compilation of GS Capital Partners, LLC Securities Purchase Agreement, Convertible Promissory Note and Other Agreements (6)
10.4	Compilation of Analytico Services Conseils Inc. Securities Purchase Agreement, Convertible Promissory Note and Warrant (7)
10.5	Compilation of Reynald Thauvette and Dominique Joyal Securities Purchase Agreement, Convertible Promissory Note and Warrant (8)
10.6	Master Services Agreement between the Company and IONnovate, LLC dated September 3, 2021 (9)
10.7	Employment Agreement between the Company and Shannon Wilkinson dated January 3, 2022 (10)
10.8	Employment Agreement between the Company and Chris C. White dated January 3, 2022 (11)
10.9	Employment Agreement between the Company and Earl R. Johnson dated April 26, 2022 (12)
23.1	Auditor Consent (1)
23.2	Consent of Lockett + Horwitz (included in Exhibit 5.1) (1)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
(1)	Filed herewith.
(2)	Previously filed as an exhibit to our Form S-1 on September 21, 2020.
(3)	Previously filed as an exhibit to our Post Effective Form S-8 Amendment No 1. on February 18, 2022
(4)	Previously filed as an exhibit to our Form S-1 Amendment No. 1 on October 27, 2020
(5)	Previously filed with the SEC on December 31, 2020 as an exhibit to our Form 8-K.
(6)	Previously filed with the SEC on March 30, 2021 as an exhibit to our Form 8-K.
(7)	Previously filed with the SEC on April 26, 2021 as an exhibit to our Form 8-K.
(8)	Previously filed with the SEC on April 30, 2021 as an exhibit to our Form 8-K.
(9)	Previously filed with the SEC on September 16, 2021 as an exhibit to our Form 8-K.
(10)	Previously filed with the SEC on January 4, 2022 as an exhibit to our Form 8-K.
(11)	Previously filed with the SEC on January 4, 2022 as an exhibit to our Form 8-K.
(12)	Previously filed with the SEC on April 27, 2022 as an exhibit to our Form 8-K.

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UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes to:

	1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4.

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of June, 2022.

TEGO CYBER INC.

/s/ Shannon Wilkinson
By: Shannon Wilkinson Title: President and Chief Executive Officer (Principal Executive Officer)

/s/ Earl Johnson
By: Earl Johnson Title: Chief Financial Officer (Principal Financial and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Shannon Wilkinson	Director	June 13, 2022
By: Shannon Wilkinson	President
Director, President and Chief Executive Officer (Principal Executive Officer)	Chief Executive Officer

/s/ Earl Johnson	Chief Financial Officer	June 13, 2022
By: Earl Johnson
Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Michael De Valera	Director	June 13, 2022
By: Michael De Valera Director

/s/ Chris White	Director	June 13, 2022
By: Chris White Director	Chief Information Security Officer

/s/ Troy Wilkinson	Director	June 13, 2022
By: Troy Wilkinson
Director

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